SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    FORM S-1

                      POST-EFFECTIVE AMENDMENT NUMBER 23 TO

                      REGISTRATION STATEMENT NUMBER 33-26844

                     American Express Investors Certificate

                                      UNDER

                           THE SECURITIES ACT OF 1933

                      AMERICAN EXPRESS CERTIFICATE COMPANY
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               (Exact name of registrant as specified in charter)

                                    DELAWARE
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         (State or other jurisdiction of incorporation or organization)

                                      6725
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            (Primary Standard Industrial Classification Code Number)

                                   41-6009975
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                      (I.R.S. Employer Identification No.)

       70100 AXP Financial Center, Minneapolis, MN 55474, (612) 671-3131
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   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                 H. Bernt von Ohlen - 50605 AXP Financial Center,
                     Minneapolis, MN 55474, (612) 671-7981
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            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

Explanatory Note

The prospectuses contained in Part I of the Registration Statement are substantially similar and are for the same product. The prospectus indicated "for selected investors" on the front cover contains the following differences from the other Investors Certificate prospectus: The prospectus for selected investors is designed for those selected persons who plan to invest at least $50 million in certain combinations of these certificates. This is indicated on the front cover and again under "Investment amount and terms." There is also a provision stating that if the certificate owner requests a withdrawal exceeding $50 million that the issuer may defer payment for up to 30 days. This provision is found under "Full and partial withdrawals."

               CONTENTS OF THIS POST-EFFECTIVE AMENDMENT NO. 23 TO
                       REGISTRATION STATEMENT NO. 33-26844

Cover Page

Prospectus

Part II Information

Signatures

Exhibits

                     American Express Investors Certificate
                            Prospectus April 30, 2003
              Provides high fixed rates with capital preservation.


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(logo)                                                                  (logo)
American                                                                AMERICAN
    Express(R)                                                           EXPRESS
Certificates                                                          (R)
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American Express Certificate Company (the Issuer or AECC), formerly IDS
Certificate Company, issues American Express Investors Certificates. You may:

o   Purchase this certificate in any amount from $100,000 through $5 million.

o   Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:
American Express Certificate Company
Unit 557
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributor:
American Express Financial Advisors Inc.

Initial Interest Rates


The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 30, 2003:


                 Simple            Actual compound              Effective
Term         interest rate*      yield for the term**       annualized yield***
1 month          0.05%                  0.05%                      0.05%
2 month          0.05%                  0.05%                      0.05%
3 month          0.05%                  0.05%                      0.05%
6 month          0.05%                  0.05%                      0.05%
12 month         0.05%                  0.05%                      0.05%
24 month         0.05%                  0.05%                      0.05%
36 month         0.05%                  0.05%                      0.05%

   * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

  ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

 *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

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2p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Table of Contents


Initial Interest Rates                                               2p
Risk Factors                                                         2p

About the Certificate                                                5p
Read and Keep This Prospectus                                        5p
Investment Amounts and Terms                                         5p
Face Amount and Principal                                            6p
Value at Maturity                                                    6p
Receiving Cash During the Term                                       6p
Interest                                                             7p
Promotions and Pricing Flexibility                                   7p
Rates for New Purchases                                              8p
Rates for Future Terms                                              11p
Additional Investments                                              11p
Earning Interest                                                    12p

How to Invest and Withdraw Funds                                    12p
Buying Your Certificate                                             12p
How to Make Investments at Term End                                 13p
Full and Partial Withdrawals                                        14p
When Your Certificate Term Ends                                     15p
Transfers to Other Accounts                                         16p
Transfer of Ownership                                               16p
For More Information                                                16p
Giving Instructions and Written Notification                        17p
Purchases by Bank Wire                                              18p

Tax Treatment of Your Investment                                    18p

How Your Money Is Used and Protected                                21p
Invested and Guaranteed by the Issuer                               21p
Regulated by Government                                             21p
Backed by Our Investments                                           22p
Investment Policies                                                 23p

How Your Money Is Managed                                           26p
Relationship Between the Issuer and American Express
   Financial Corporation                                            26p
Capital Structure and Certificates Issued                           27p
Investment Management and Services                                  27p
Distribution                                                        29p
Selling Agent Agreement American Express Bank International         29p
Other Selling Agents                                                30p
Transfer Agent                                                      31p


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3p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Employment of Other American Express Affiliates                     31p
Directors and Officers                                              32p
Independent Auditors                                                36p

Appendix                                                            37p

Annual Financial Information                                        38p
Summary of Selected Financial Information                           38p
Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                            39p

American Express Certificate Company Responsibility for
   Preparation of Financial Statements                              46p

Report of Independent Auditors                                      47p

Financial Statements                                                48p

Notes to Financial Statements                                       55p


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4p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS

You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

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5p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)
plus                  At the end of a term, interest credited to your account
                      during the term
minus                 Any interest paid to you in cash
plus                  Any additional investments to your certificate
minus                 Any withdrawals, fees and applicable penalties
-----------------------------------------------------------------------------

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:


         $500,000     Face amount (initial investment)
plus        7,500     Interest credited to your account
minus          (0)    Interest paid to you in cash
plus      250,000     Additional investment to your certificate
minus          (0)    Withdrawals and applicable penalties or fees
               --
         $757,500     Principal at the beginning of the next term
         ========


VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

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6p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o   applying the interest rate then in effect to your balance each day,

o   adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.


PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."

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7p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month         Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
-----------------------------------------------------------------------------
2 months        Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
-----------------------------------------------------------------------------
3 months        Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
-----------------------------------------------------------------------------
6 months        Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
-----------------------------------------------------------------------------
12 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
-----------------------------------------------------------------------------
24 months       Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
-----------------------------------------------------------------------------
36 months       Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
-----------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month         Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
-----------------------------------------------------------------------------
2 months        Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
-----------------------------------------------------------------------------
3 months        Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
-----------------------------------------------------------------------------
6 months        Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
-----------------------------------------------------------------------------
12 months       Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
-----------------------------------------------------------------------------
24 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
-----------------------------------------------------------------------------
36 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
-----------------------------------------------------------------------------

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8p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month         Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
-----------------------------------------------------------------------------
2 months        Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
-----------------------------------------------------------------------------
3 months        Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
-----------------------------------------------------------------------------
6 months        Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
-----------------------------------------------------------------------------
12 months       Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
-----------------------------------------------------------------------------
24 months       Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
-----------------------------------------------------------------------------
36 months       Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
-----------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month         Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
-----------------------------------------------------------------------------
2 months        Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
-----------------------------------------------------------------------------
3 months        Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
-----------------------------------------------------------------------------
6 months        Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
-----------------------------------------------------------------------------
12 months       Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
-----------------------------------------------------------------------------
24 months       Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
-----------------------------------------------------------------------------
36 months       Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
-----------------------------------------------------------------------------


For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


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9p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange website at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

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10p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

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11p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o   there are no more than 10 grantors of the trust;

o   all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o   the trustee supplies AECC with appropriate tax documentation.

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

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12p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

Purchase policies


o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o   Minimum amount you may wire: $25,000


o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o   You must pay any fee the bank charges for wiring.

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13p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:


o Full and partial withdrawals of principal are subject to penalties, described below.


o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o   first from interest credited during the current term,

o   then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is

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

principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.


Total investments                                                  $1,000,000
Interest credited                                                      20,000
                                                                       ------
Total balance                                                      $1,020,000
Requested check                                                       100,000
Credited interest withdrawn                                           (20,000)
Withdrawal charge percent                                                  2%
Actual withdrawal charge                                                1,600
Balance prior to withdrawal                                         1,020,000
Requested withdrawal check                                           (100,000)
Withdrawal charge                                                      (1,600)
                                                                       ------
Total balance after withdrawal                                      $ 918,400
                                                                    =========


Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

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

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

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

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o   be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.


In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, your relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, your relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.


All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

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PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment


The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.


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Interest paid on your certificate is "portfolio interest" as defined in U.S.
Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

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Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 30% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.1 billion and a net worth in excess of $359 million on Dec. 31, 2002.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o   interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2002, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $438 million. The law requires us to


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21p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003
use amortized cost for these regulatory purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in
Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2002:


Type of investment                                   Net amount invested

Government agency bonds                                     58%
Corporate and other bonds                                   27
Mortgage loans and other loans                               9
Cash and cash equivalents                                    4
Preferred stocks                                             2

As of Dec. 31, 2002 about 97% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, Minnesota, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2002 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


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

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2002, AECC held about 3% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

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

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet

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

when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2002, AEFC managed or administered investments, including its own, of more than $193 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 3,800 registered branch offices and more than 10,300 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


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AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2002, the Issuer had issued (in face amount) $336,839,832 of installment certificates and $1,946,470,135 of single payment certificates. As of Dec. 31, 2002, the Issuer had issued (in face amount) $14,168,060,986 of installment certificates and $25,181,658,896 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o   providing investment research,

o   making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

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

Advisory and services fee computation

                                                        Percentage of
Included assets                                       total book value
First $250 million                                           0.750%
Next $250 million                                            0.650
Next $250 million                                            0.550
Next $250 million                                            0.500
Any amount over $1 billion                                   0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%

Advisory and services fee for the past three years

                                                        Percentage of
Year                  Total fees                       included assets

2002                  $9,979,742                            23%
2001                   9,248,275                            24
2000                   8,778,883                            25

Estimated advisory and services fees for 2003 are $10,324,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o    costs incurred by us in connection with real estate and mortgages;

o    taxes;

o    depository and custodian fees;

o    brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o    expenses of customer settlements not attributable to sales function.

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DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $27,961,149 during the year ended Dec. 31, 2002. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $30,935,000 during 2003.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENT AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o    the  aggregate  reserve  balance  for  that  certificate,   and  any  other
     certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each


--------------------------------------------------------------------------------
29p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003 certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2002, AEBI had total assets of $791 million and total equity of $151 million.

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

--------------------------------------------------------------------------------
30p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

TRANSFER AGENT


Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

--------------------------------------------------------------------------------
31p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $30,437 during 2002 to directors not employed by AEFC.


Independent Board Members
---------------------------------------- --------------------------------------
Name,                                    Rodney P. Burwell
Address                                  7901 Xerxes Avenue South, Suite 201
Age                                      Bloomingtion, MN 55431
                                         Born in 1939

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   Chairman, Xerxes Corporation
years                                    (fiberglass storage tanks)


Other directorships                      TCF Financial


Committee memberships                    Dividend
---------------------------------------- --------------------------------------
Name,                                    Jean B. Keffeler
Address,                                 3424 Zenith Avenue South
Age                                      Minneapolis, MN 55416
                                         Born in 1945

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   Retired business executive
years

Other directorships

Committee memberships
---------------------------------------- --------------------------------------
Name,                                    Thomas R. McBurney
Address,                                 1700 Foshay Tower
Age                                      821 Marquette Ave.
                                         Minneapolis, MN 55402
                                         Born in 1938

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   President, McBurney Management Advisors
years


Other directorships                      The Valspar Corporation (paints)


Committee memberships                    Dividend
---------------------------------------- --------------------------------------

--------------------------------------------------------------------------------
32p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

----------------------------------------- --------------------------------------
Name,                                     Karen M. Bohn
address,                                  6620 Iroquois Trail
age                                       Edina, MN 55439
                                          Born in 1953

Position held with Registrant and         Board member since 2002
length of service

Principal occupations during past five    President & CEO, Galeo Group LLC;
years                                     Independent business consultant

Other directorships                       Gabberts Inc., Alerus Financial Corp.,
                                          American Express Personal Trust
                                          Services, FSB
Committee memberships
----------------------------------------- --------------------------------------

Board Members Affiliated with the Issuer


----------------------------------------- --------------------------------------
Name,                                     Kent M. Bergene
address,                                  435 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1958


Position held with Registrant and         Board member since 2001
length of service

Principal occupations during past five    Vice President - Products Group of
years                                     AEFC, since 2001; Director - Variable
                                          Annuity Products, 1998-2001


Other directorships

Committee memberships
----------------------------------------- --------------------------------------
Name,                                     Paula R. Meyer
address,                                  596 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1954


Position held with Registrant and         Board member and President since 1998
length of service

Principal occupations during past five    Senior Vice President and General
years                                     Manager - Mutual Funds, AEFC, since
                                          2002; Vice President and Managing
                                          Director - American Express Funds,
                                          AEFC, 2000-2002; Vice President, AEFC,
                                          1998-2002


Other directorships

Committee memberships                     Dividend, Investment
----------------------------------------- --------------------------------------

--------------------------------------------------------------------------------
33p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

----------------------------------------- --------------------------------------
Name,                                     Walter S. Berman
address,                                  50115 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1942


Position held with Registrant and         Board member since 2002
length of service

Principal occupations during past five    Executive Vice President and Corporate
years                                     Treasurer - American Express Company
                                          (AMEX) since 2002; Chief Financial
                                          Officer - AEFA since 2001; Various
                                          senior financial positions, including
                                          Treasurer of IBM, at other companies
                                          from 1996 to 2001


Other directorships

Committee memberships
----------------------------------------- --------------------------------------

Executive Officers
----------------------------------------- --------------------------------------
Name,                                     Paula R. Meyer
address,                                  596 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1954


Position held with Registrant and         Board member and President since 1998
length of service

Principal occupations during past five    Senior Vice President and General
years                                     Manager - Mutual Funds, AEFC, since
                                          2002; Vice President and Managing
                                          Director - American Express Funds,
                                          AEFC, 2000-2002; Vice President, AEFC,
                                          1998-2002


Other directorships

Committee memberships                     Dividend, Investment
----------------------------------------- --------------------------------------

Name,                                     John T. Sweeney
address,                                  50805 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1951


Position held with Registrant and         Vice President - Finance since 2003
length of service

Principal occupations during past five    Vice President - Lead Financial
years                                     Officer, Products, AEFC, since 2000;
                                          Vice President and Controller -
                                          Brokerage, 1995-2000

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


--------------------------------------------------------------------------------
34p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

----------------------------------------- --------------------------------------
Name,                                     Lorraine R. Hart
Address,                                  53643 AXP Financial Center
Age                                       Minneapolis, MN 55474
                                          Born in 1951

Position held with Registrant and         Vice President - Investments
length of service

Principal occupations during past five    Vice President - Insurance
years                                     Investments, AEFC

Other directorships

Committee memberships                     Investment
----------------------------------------- --------------------------------------
Name,                                     H. Bernt von Ohlen
address,                                  50607 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1946

Position held with Registrant and         Vice President, General Counsel, and
length of service                         Secretary since September 2002

Principal occupations during past five    Vice President & Group Counsel, AEFC,
years                                     since 2000; Partner, D'Ancona & Pflaum
                                          LLC, 1999-2000; Counsel, Heartland
                                          Group, Inc., 1998-1999

Other directorships

Committee memberships
----------------------------------------- --------------------------------------
Name,                                     Judd K. Lohmann
address,                                  73 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1958

Position held with Registrant and         Treasurer since 2003
length of service

Principal occupations during past five    Assistant Treasurer and Director -
years                                     Finance and Analysis, AEFC, since May
                                          2000; Director of Operations, Advisor
                                          Business Systems, AEFC, 1996-2000

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


--------------------------------------------------------------------------------
35p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

----------------------------------------- --------------------------------------
Name, address, age                        Jeryl A. Millner
                                          50807 AXP Financial Center
                                          Minneapolis, MN 55474
                                          Born in 1959

Position held with Registrant and         Vice President and Controller since
length of service                         2003

Principal occupations during past five    Vice President and Lead Financial
years                                     Officer, Insurance, Annuities and
                                          Certificates of AEFC, since 2003; ING
                                          Group, Second Vice President,
                                          Controller - U.S. Life Group,
                                          2000-2002; Reliastar Financial Corp.,
                                          Second Vice President, Controller -
                                          Reliastar Life and Annuity, 1999-2000;
                                          Reliastar Financial Corp., Vice
                                          President, Chief Financial Officer and
                                          Treasurer - Northern Life Ins. Co.,
                                          1998-1999

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, Minnesota, has audited our financial statements at Dec. 31, 2002 and 2001 and for each of the years in the three-year period ended Dec. 31, 2002. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


--------------------------------------------------------------------------------
36p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.


--------------------------------------------------------------------------------
37p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Report of Independent Auditors

The Board of Directors and Security Holders
American Express Certificate Company:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2002 and 2001, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2002 and 2001 by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.





ERNST & YOUNG  LLP
Minneapolis, Minnesota
January 27, 2003

Finanacial Statements

Balance Sheets, December 31,
Assets

(In thousands)                                                                        2002              2001

Qualified Assets (note 2)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Cash and cash equivalents                                                        $  224,363        $   72,817
  Available-for-sale securities                                                     4,389,396         4,073,901
  First mortgage loans on real estate and other loans                                 452,243           343,434
  Certificate loans - secured by certificate reserves                                  18,614            21,807
Investments in and advances to affiliates                                                  --               422
                                                                                    ---------         ---------
Total investments                                                                   5,084,616         4,512,381
                                                                                    ---------         ---------
Receivables:
  Dividends and interest                                                               34,114            38,298
  Investment securities sold                                                           24,170            21,500
                                                                                       ------            ------

Total receivables                                                                      58,284            59,798
                                                                                       ------            ------

Other (notes 9 & 10)                                                                   34,403            48,393
                                                                                       ------            ------

Total qualified assets                                                              5,177,303         4,620,572
                                                                                    ---------         ---------
Other Assets
Deferred distribution fees and other                                                    5,979             7,781
                                                                                        -----             -----
Total other assets                                                                      5,979             7,781
                                                                                        -----             -----
Total assets                                                                       $5,183,282        $4,628,353
                                                                                   ==========        ==========

Balance Sheets, Dec. 31, (continued)

Liabilities and Stockholder's Equity (in thousands, except share amounts)           2002               2001
Liabilities
Certificate Reserves (note 5):
     Installment certificates:
        Reserves to mature                                                    $  168,957         $  193,175
        Additional credits and accrued interest                                    3,988              5,082
        Advance payments and accrued interest                                        564                645
        Other                                                                         34                 33
     Fully paid certificates:
        Reserves to mature                                                     4,277,348          3,900,824
        Additional credits and accrued interest                                   42,311             59,948
     Due to unlocated certificate holders                                            170                219
                                                                                     ---                ---
Total certificate reserves                                                     4,493,372          4,159,926
                                                                               ---------          ---------
Accounts Payable and Accrued Liabilities:
     Due to Parent (note 7)                                                          887                878
     Due to Parent for federal income taxes                                        3,908              1,774
     Due to other affiliates (note 7)                                                690                587
     Deferred federal income taxes, net (note 8)                                  29,556                404
     Payable for investment securities purchased                                 263,658            163,507
     Other (notes 9 and 10)                                                       31,822             38,272
                                                                                  ------             ------
Total accounts payable and accrued liabilities                                   330,521            205,422
                                                                                 -------            -------
Total liabilities                                                              4,823,893          4,365,348
                                                                               ---------          ---------
Commitments (note 4)
                                                                               ---------          ---------
Stockholder's Equity (notes 5 and 6)
Common stock, $10 par -- authorized and issued 150,000 shares                      1,500              1,500
Additional paid-in capital                                                       373,844            383,844
Retained earnings (deficit):
     Appropriated for predeclared additional credits/interest                        811              1,123
     Appropriated for additional interest on advance payments                         15                 15
     Unappropriated                                                             (100,142)          (146,593)
Accumulated other comprehensive income -- net of tax (note 1)                     83,361             23,116
                                                                                  ------             ------
Total stockholder's equity                                                       359,389            263,005
                                                                                 -------            -------
Total liabilities and stockholder's equity                                    $5,183,282         $4,628,353
                                                                              ==========         ==========

See notes to financial statements.

Statements of Operations

Year ended Dec. 31, (In thousands)                                                      2002           2001          2000
Investment Income
Interest income from unaffiliated investments:
    Bonds and notes                                                                 $227,609       $214,534      $204,923
    Mortgage loans on real estate and other loans                                     27,719         25,133        26,675
    Certificate loans                                                                  1,095          1,293         1,471
Dividends                                                                              9,949         19,986        32,478
Other                                                                                    980            577           559
                                                                                         ---            ---           ---
Total investment income                                                              267,352        261,523       266,106
                                                                                     -------        -------       -------
Investment Expenses
Parent and affiliated company fees (note 7):
    Distribution                                                                      29,762         30,924        31,209
    Investment advisory and services                                                   9,980          9,248         8,779
    Transfer agent                                                                     3,203          3,161         3,300
    Depository                                                                           321            285           254
Options (note 9)                                                                      36,421         39,510        43,430
Repurchase agreements                                                                     --             52           124
Interest rate swap agreements (note 9)                                                 9,780         17,616            17
Other                                                                                    360            432           410
                                                                                         ---            ---           ---
Total investment expenses                                                             89,827        101,228        87,523
                                                                                      ------        -------        ------
Net investment income before provision for certificate
    reserves and income tax (expense) benefit                                        177,525        160,295       178,583
                                                                                     -------        -------       -------
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
    Provision for certificate reserves                                                 7,888         10,321        12,599
    Interest on additional credits                                                       543            597           714
    Interest on advance payments                                                          19             34            33
Additional credits/interest authorized by AECC:
    On fully paid certificates                                                        88,201        138,020       134,633
    On installment certificates                                                        4,757          7,559         8,483
                                                                                       -----          -----         -----
Total provision for certificate reserves before reserve recoveries                   101,408        156,531       156,462
Reserve recoveries from terminations prior to maturity                                (1,156)        (1,144)       (1,001)
                                                                                      ------         ------        ------
Net provision for certificate reserves                                               100,252        155,387       155,461
                                                                                     -------        -------       -------
Net investment income before income tax (expense) benefit                             77,273          4,908        23,122
Income tax (expense) benefit (note 8)                                                (24,866)         3,348           (14)
                                                                                     -------          -----           ---
Net investment income                                                                 52,407          8,256        23,108
                                                                                      ------          -----        ------
Net realized loss on investments
Securities of unaffiliated issuers before income tax benefit                          (9,899)       (92,375)      (10,110)
                                                                                      ------        -------       -------
Income tax benefit (expense) (note 8):
    Current                                                                           (5,742)        36,320          (537)
    Deferred                                                                           9,373         (3,989)        4,076
                                                                                       -----         ------         -----
Total income tax benefit                                                               3,631         32,331         3,539
Net realized loss on investments                                                      (6,268)       (60,044)       (6,571)
                                                                                      ------        -------        ------
Cumulative effect of accounting change
    (net of income tax benefit of $214)                                                   --           (397)           --
                                                                                      ------        -------        ------
Net income (loss)                                                                   $ 46,139       $(52,185)     $ 16,537
                                                                                    ========       ========      ========

See notes to financial statements.

Statements of Comprehensive Income
Year ended Dec. 31, (In thousands)                                                    2002           2001          2000

Net income (loss)                                                                   $ 46,139       $(52,185)      $16,537
                                                                                    --------       --------       -------
Other comprehensive income net of tax (note 1)
Cumulative effect of accounting change (note 1)                                           --         (2,187)           --
Unrealized gains on available-for-sale securities:
    Unrealized holding gains arising during year                                      99,188         19,959        21,840
    Income tax expense                                                               (34,716)        (6,986)       (7,644)
                                                                                     -------         ------        ------
    Net unrealized holding gains arising during the period                            64,472         12,973        14,196
    Reclassification adjustment for (gains) losses
       included in net income (loss)                                                  (8,142)       101,754        (1,417)
    Income tax expense (benefit)                                                       2,850        (35,614)          496
                                                                                       -----        -------           ---
    Net reclassification adjustment for (gains) losses
       included in net income (loss)                                                  (5,292)        66,140          (921)
                                                                                      ------         ------          ----
Net unrealized gains on available-for-sale securities                                 59,180         79,113        13,275
Unrealized losses on interest rate swaps:
    Unrealized losses arising during the period                                       (8,141)       (19,683)           --
    Income tax benefit                                                                 2,849          6,889            --
                                                                                       -----          -----          ----
    Net unrealized holding losses arising during the period                           (5,292)       (12,794)           --
                                                                                      ------        -------          ----
    Reclassification adjustment for losses
       included in net income (loss)                                                   9,780         17,616            --
    Income tax benefit                                                                (3,423)        (6,166)           --
                                                                                      ------         ------          ----
    Net reclassification adjustment for losses
       included in net income (loss)                                                   6,357         11,450            --
                                                                                       -----         ------          ----
Net unrealized gains (losses) on interest rate swaps                                   1,065         (1,344)           --
Net other comprehensive income                                                        60,245         75,582        13,275
                                                                                      ------         ------        ------
Total comprehensive income                                                          $106,384       $ 23,397       $29,812
                                                                                    ========       ========       =======

See notes to financial statements.

Statements of Stockholder's Equity

Year ended Dec. 31, (In thousands)                                                      2002           2001          2000
Common Stock
Balance at beginning and end of year                                               $   1,500      $   1,500      $  1,500
                                                                                   ---------      ---------      --------
Additional Paid-in Capital
Balance at beginning of year                                                       $ 383,844      $ 143,844      $143,844
(Return of capital to) contribution from Parent                                      (10,000)       240,000            --
                                                                                     -------        -------
Balance at end of year                                                             $ 373,844      $ 383,844      $143,844
                                                                                   =========      =========      ========
Retained Earnings
Appropriated for predeclared additional credits/interest (note 5)
Balance at beginning of year                                                       $   1,123      $   2,684      $  2,879
Transferred to unappropriated retained earnings                                         (312)        (1,561)         (195)
                                                                                        ----         ------          ----
Balance at end of year                                                             $     811      $   1,123      $  2,684
                                                                                   ---------      ---------      --------
Appropriated for additional interest on advance payments (note 5)
Balance at beginning of year                                                       $      15      $      15      $     10
Transferred from unappropriated retained earnings                                         --             --             5
                                                                                   ---------      ---------      --------
Balance at end of year                                                             $      15      $      15      $     15
                                                                                   ---------      ---------      --------
Unappropriated (note 6)
Balance at beginning of year                                                       $(146,593)     $  70,937      $ 59,210
Net income (loss)                                                                     46,139        (52,185)       16,537
Transferred from appropriated retained earnings                                          312          1,561           190
Capital dividends declared                                                                --       (166,906)           --
Cash dividends declared                                                                   --             --        (5,000)
                                                                                   ---------      ---------      --------
Balance at end of year                                                             $(100,142)     $(146,593)     $ 70,937
                                                                                   =========      =========      ========
Accumulated other comprehensive income -- net of tax (note 1)
Balance at beginning of year                                                       $  23,116      $ (52,466)     $(65,741)
Net other comprehensive income                                                        60,245         75,582        13,275
                                                                                      ------         ------        ------
Balance at end of year                                                             $  83,361      $  23,116      $(52,466)
                                                                                   ---------      ---------      --------
Total stockholder's equity                                                         $ 359,389      $ 263,005      $166,514
                                                                                   =========      =========      ========

See notes to financial statements.

Statements of Cash Flows

Year ended Dec. 31, (In thousands)                                                    2002           2001          2000
Cash Flows from Operating Activities
Net income (loss)                                                                $    46,139    $   (52,185)  $    16,537
Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Cumulative effect of accounting change, net of tax (note 1)                           --            397            --
    Net provision for certificate reserves                                           100,252        155,387       155,461
    Interest income added to certificate loans                                          (738)          (820)         (914)
    Amortization of premiums/discounts -- net                                         (2,426)        (1,483)       42,192
    Provision for deferred federal income taxes                                       (3,288)        (9,793)        4,940
    Net realized loss on investments before income taxes                               9,899         92,375        10,110
    Decrease (increase) in dividends and interest receivable                           4,184          9,603        (6,317)
    Decrease in deferred distribution fees                                             1,802          1,525         2,946
    Decrease (increase) in other assets                                               13,990          4,622        (7,016)
    Increase (decrease) in other liabilities                                          14,848         14,001        (2,823)
                                                                                      ------         ------        ------
Net cash provided by operating activities                                            184,662        213,629       215,116
                                                                                     -------        -------       -------
Cash Flows from Investing Activities
Maturity and redemption of investments:
    Held-to-maturity securities                                                           --             --       138,150
    Available-for-sale securities                                                  1,111,493        704,877       447,643
    Other investments                                                                 88,437         30,307        68,877
Sale of investments:
    Held-to-maturity securities                                                           --             --         8,836
    Available-for-sale securities                                                    884,524        969,308       312,612
    Other investments                                                                 11,166             --            --
Certificate loan payments                                                              2,919          3,127         3,399
Purchase of investments:
    Held-to-maturity securities                                                           --             --          (161)
    Available-for-sale securities                                                 (2,128,914)    (2,274,412)   (1,250,487)
    Other investments                                                               (233,075)       (54,927)      (49,460)
Certificate loan fundings                                                             (2,085)        (2,830)       (3,197)
                                                                                      ------         ------        ------
Net cash used in investing activities                                               (265,535)      (624,550)     (323,788)
                                                                                    --------       --------      --------

Statements of Cash Flows (continued)

Year ended Dec. 31, (In thousands)                                                   2002           2001          2000
Cash Flows from Financing Activities
Payments from certificate owners                                                 $ 2,031,414    $ 1,919,769   $ 1,667,475
Proceeds from repurchase agreements                                                       --            500            --
Certificate maturities and cash surrenders                                        (1,788,995)    (1,734,742)   (1,517,178)
Payments under repurchase agreements                                                      --           (500)      (25,000)
(Return of capital to) contribution from parent                                      (10,000)       240,000            --
Dividends paid                                                                            --             --        (5,000)
                                                                                     -------        -------       -------
Net cash provided by financing activities                                            232,419        425,027       120,297
                                                                                     -------        -------       -------
Net increase in cash and cash equivalents                                            151,546         14,106        11,625
Cash and cash equivalents at beginning of year                                        72,817         58,711        47,086
                                                                                      ------         ------        ------
Cash and cash equivalents at end of year                                         $   224,363    $    72,817   $    58,711
                                                                                 ===========    ===========   ===========
Supplemental Disclosures Including Non-cash Transactions
Cash paid for income taxes                                                       $    22,233    $        --   $     2,558
Certificate maturities and surrenders through
    loan reductions                                                                    3,097          4,263         4,060
                                                                                       -----          -----         -----

See notes to financial statements.

Notes to Financial Statements

(In thousands unless indicated otherwise)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (Parent), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisor Inc.'s (AEFA) (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. The Parent acts as investment advisor for AECC.

AECC currently offers ten types of certificates with specified maturities ranging from 10 to 20 years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, three types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

AECC's gross income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to AEFA.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain prior year amounts have been reclassified to conform to the current year's presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest Income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Investment securities

Debt securities and marketable equity securities are classified as available-for-sale and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component, net of deferred income taxes, in Accumulated other comprehensive income (loss) in Stockholder's Equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. Gains and losses are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in the Net realized loss on investments within the Statement of Operations.

First mortgage loans on real estate and other loans

Mortgage and other loans reflects principal amounts outstanding less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans on real estate is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. The fair value of the other loans represents market prices or estimated fair values when quoted prices are not available.

The reserve for losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in Provision for certificate reserves.

Federal income taxes

AECC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of the Parent and its subsidiaries that the Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments

Effective Jan. 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments are further classified as either a cash flow hedge, a fair value hedge, or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. The adoption of SFAS No. 133 on Jan. 1, 2001, resulted in a cumulative after-tax reduction of $397 and $2,187 to earnings and other comprehensive income (OCI), respectively. See note 9 for further discussion of the Company's derivative and hedging activities.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs). The accounting provisions and expanded disclosure requirements for VIEs existing at Dec. 31, 2002, are fully effective for reporting periods beginning after June 15, 2003. An entity shall be subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (ii) as a group, the holders of the equity investment at risk lack (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual return of the entity if they occur. In general, FIN 46 will require a VIE to be consolidated when an enterprise has a variable interest that will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

It is likely that AECC will disclose additional information about VIE's when FIN 46 becomes effective in the third quarter of 2003. The entity primarily impacted by FIN 46 relates to a secured loan trust (SLT) for which AECC has a 33% ownership interest. The SLT provides returns to investors primarily based on the performance of an underlying portfolio of high-yield loans. AECC's pro rata return is based on the performance of up to $125,000 of high yield loans. Currently, the underlying portfolio consists of $114,472 in high-yield loans which have a market value of $103,739. The SLT has an adjusted cost basis of $26,593. AECC continues to evaluate other relationships and interest in entities that may be considered VIEs. The impact of adopting FIN 46 on the Consolidated Financial Statements is still being reviewed.

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4,492,725 and $4,152,437 at Dec. 31, 2002 and 2001,
respectively. AECC had Qualified Assets of $4,778,592 and $4,413,104 at Dec. 31, 2002 and 2001, respectively, excluding net unrealized appreciation on Available-for-sale securities of $135,010 and $43,962 at Dec. 31, 2002 and 2001, respectively, and Payable for investment securities purchased of $263,658 and $163,507 at Dec. 31, 2002 and 2001, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as available-for-sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets of AECC were deposited as follows:

                                                                            Dec. 31, 2002
                                                                               Required
                                                            Deposits           deposits       Excess
Deposits to meet certificate liability requirements:
   States                                                   $      362       $      318      $     44
   Central Depository                                        5,031,924        4,472,886       559,038
                                                             ---------        ---------       -------
Total                                                       $5,032,286       $4,473,204      $559,082
                                                            ----------       ----------      --------

                                                                             Dec. 31, 2001
                                                                               Required
                                                            Deposits           deposits       Excess
Deposits to meet certificate liability requirements:
   States                                                   $      361       $      318      $     43
   Central Depository                                        4,547,283        4,129,056       418,227
                                                             ---------        ---------       -------
Total                                                       $4,547,644       $4,129,374      $418,270
                                                            ----------       ----------      --------


The assets on deposit at Dec. 31, 2002 and 2001 consisted of securities and other loans having a deposit value of $4,608,914 and $3,955,748, respectively; mortgage loans on real estate of $338,924 and $343,434, respectively, and other assets of $84,448 and $248,462, respectively.

American Express Trust Company is the central depository for AECC. See note 7.

3. INVESTMENTS IN SECURITIES

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers. The procedures are reviewed annually by management and the Board of Directors.

Because of changes to the rules for hedging investments, the transition provisions of SFAS No. 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. AECC reclassified all held-to-maturity securities to available-for-sale upon adoption as of Jan. 1, 2001.

A summary of Available-for-sale securities at Dec. 31, is as follows:

                                                                        2002
                                                              Gross            Gross
                                             Amortized     unrealized       unrealized        Fair
                                               cost           gains           losses          value
U.S. Government and agency obligations     $      362      $     37         $    --      $      399
Mortgage and asset-backed securities        2,938,348        94,528           1,728       3,031,148
Structured investments                         33,470         2,175              --          35,645
State and municipal obligations                 9,424           385              --           9,809
Corporate debt securities                   1,172,446        53,394          15,540       1,210,300
Stated maturity preferred stock                82,554         1,876             383          84,047
Perpetual preferred stock                      17,782           266              --          18,048
                                           ----------      --------         -------      ----------
Total                                      $4,254,386      $152,661         $17,651      $4,389,396
                                           ----------      --------         -------      ----------

                                                                       2001
                                                              Gross            Gross
                                             Amortized     unrealized       unrealized        Fair
                                               cost           gains           losses          value

U.S. Government and agency obligations     $      361       $    24         $    --      $      385
Mortgage and asset-backed securities        2,136,070        23,121          10,059       2,149,132
Structured investments                         59,586           582           2,613          57,555
State and municipal obligations                10,893           563              --          11,456
Corporate debt securities                   1,623,612        38,078          10,379       1,651,311
Stated maturity preferred stock               168,963         4,489             150         173,302
Perpetual preferred stock                      30,282           454             320          30,416
Common stock                                      172           172              --             344
                                           ----------       -------         -------      ----------
Total                                      $4,029,939       $67,483         $23,521      $4,073,901
                                           ----------       -------         -------      ----------

The amortized cost and fair value of Available-for-sale securities, by contractual maturity at Dec. 31, 2002 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                            Amortized       Fair
                                              cost          value
Due within one year                        $  212,117    $  214,421
Due from one to five years                    869,934       911,737
Due from five to ten years                    204,791       203,097
Due in more than ten years                     11,414        10,945
                                               ------        ------
                                            1,298,256     1,340,200
Mortgage and asset-backed securities        2,938,348     3,031,148
Perpetual preferred stock                      17,782        18,048
                                               ------        ------
Total                                      $4,254,386    $4,389,396
                                           ----------    ----------

During the years ended Dec. 31, 2002 and 2001, there were no securities classified as trading securities.

The proceeds from sales of Available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, were as follows:

                                                 2002          2001         2000
Proceeds                                     $887,194    $1,694,615     $312,728
Gross realized gains                           23,394        20,679        4,447
Gross realized losses                          15,741        83,932        3,136
                                               ------        ------        -----

During the years ended Dec. 31, 2002, 2001 and 2000, AECC also recognized losses of $15,789, $27,932, and $11,413, respectively, due to declines in the fair value of corporate debt or structured available-for-sale securities that were other-than-temporary. These amounts are reflected in Net realized loss on investments in the Statements of Operations.

Sales of Held-to-maturity securities, due to credit concerns and acceptance of a tender offer during the year ended Dec. 31, 2000 was as follows:

                                                 2002          2001         2000
Amortized cost                                    $--           $--       $9,015
Gross realized gains                               --            --           94
Gross realized losses                              --            --          273
                                               ------        ------        -----

Investments in securities with fixed maturities comprised 83% and 88% of AECC's total invested assets at Dec. 31, 2002 and 2001, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                              2002              2001
AAA                                  69%              60%
AA                                    1                2
A                                    11               12
BBB                                  16               24
Below investment grade                3                2
                                    ---              ---
Total                               100%             100%
                                    ---              ---

Of the securities rated AAA, 94% and 88% at Dec. 31, 2002 and 2001, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating agency. At Dec. 31, 2002 and 2001, approximately 9% and 11%, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts.

At Dec. 31, 2002 and 2001 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors as described previously.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

AECC's net losses in 2001 were primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities. The write-downs of these investments were associated with the company's decision to reduce the Company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

During the years ended Dec. 31, 2002 and 2001, AECC held no investments in impaired mortgage or other loans. During 2000, the average recorded investment in impaired loans was $195.

AECC recognized $13 of interest income related to impaired mortgage and other loans for the year ended Dec. 31, 2000.

The reserve for loss on mortgage loans and other loans increased to $4,223 on Dec. 31, 2002, from $1,935 at Dec. 31, 2001 and $744 at Dec. 31, 2000.

At Dec. 31, 2002 and 2001, approximately 7% and 8%, respectively, of AECC's invested assets were First mortgage loans on real estate. A summary of First mortgage loans on real estate by region and property type at Dec. 31, is as follows:

Region                              2002              2001
South Atlantic                       18%              20%
West North Central                   15               17
East North Central                   13               15
Mountain                             13               17
West South Central                   17               13
Pacific                              12                9
New England                           6                4
Middle Atlantic                       6                5
                                    ---              ---
Total                               100%             100%
                                    ---              ---

Property Type                       2002              2001
Office buildings                     41%              29%
Retail/shopping centers              20               24
Apartments                           14               17
Industrial buildings                 15               14
Other                                10               16
                                    ---              ---
Total                               100%             100%
                                    ---              ---

The carrying amounts and fair values of First mortgage loans on real estate and other loans at Dec. 31 are below. The fair values for first mortgage loans on real estate are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar maturities. The fair value of other loans represents market prices or estimated fair values when quoted prices are not available.

                                                       2002                            2001
                                             Carrying          Fair        Carrying            Fair
                                               amount         value          amount           value
First mortgage loans on real estate          $342,147      $366,198        $345,369        $348,873
Other loans                                   114,319       111,550              --              --
Reserve for losses                             (4,223)           --          (1,935)             --
                                             --------      --------        --------        --------
Net first mortgage and other loans           $452,243      $477,748        $343,434        $348,873
                                             --------      --------        --------        --------

At Dec. 31, 2002 and 2001, commitments for fundings of first mortgage loans on real estate, at market interest rates, aggregated $13,400 and $7,100, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, were as follows:

                                                             2002
                                                            Average     Average
                                                             gross    additional
                                               Reserve   accumulation   credit
                                               balance       rate        rate
Installment certificates:
Reserves to mature:
  With guaranteed rates                     $   12,663      3.50%       .50%
  Without guaranteed rates (A)                 156,294         --       1.04
Additional credits and accrued interest          3,988       3.20         --
Advance payments and accrued interest (B)          564       3.30        .18
Other                                               34         --         --
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                         95,941       3.20        .01
  Without guaranteed rates (A) and (C)       4,181,407         --        .73
Additional credits and accrued interest         42,311       3.08         --
Due to unlocated certificate holders               170         --         --
                                            ----------     ------     ------
Total                                       $4,493,372
                                            ----------

                                                             2001
                                                            Average     Average
                                                             gross   a dditional
                                               Reserve   accumulation   credit
                                               balance       rate        rate
Installment certificates:
Reserves to mature:
  With guaranteed rates                     $   14,367      3.50%       .50%
  Without guaranteed rates (A)                 178,808         --       3.94
Additional credits and accrued interest          5,082       3.18         --
Advance payments and accrued interest (B)          645       3.26        .21
Other                                               33         --         --
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        104,025       3.20        .24
  Without guaranteed rates (A) and (C)       3,796,799         --       2.71
Additional credits and accrued interest         59,948       3.12         --
Due to unlocated certificate holders               219         --         --
                                            ----------     ------     ------
Total                                       $4,159,926
                                            ----------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26%. AECC has increased the rate of accrual to 4.00% through April 30, 2004. An appropriation of retained earnings of $15 has been made, which represents the estimated additional accrual that will result from the increase granted by AECC.

C) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 2002 and 2001 was $999,067 and $1,095,531, respectively.

On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 2002, $811 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at Dec. 31, consisted of the following:

                                                       2002                          2001
                                             Carrying          Fair        Carrying            Fair
                                               amount         value          amount           value
Reserves with terms of one year or less    $4,007,664    $4,008,793      $3,867,493      $3,872,897
Other                                         485,708       497,689         292,433         301,621
                                              -------       -------         -------         -------
Total certificate reserves                  4,493,372     4,506,482       4,159,926       4,174,518
Unapplied certificate transactions                801           801           2,152           2,152
Certificate loans and accrued interest        (18,824)      (18,824)        (22,054)        (22,054)
                                              -------       -------         -------         -------
Total                                      $4,475,349    $4,488,459      $4,140,024      $4,154,616
                                           ----------    ----------      ----------      ----------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS ($ NOT IN THOUSANDS)

Investment advisory, joint facilities, technology support and treasury services

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of AECC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing the other loans is 0.35%.

Distribution services

Fees payable to AEFA on sales of AECC's certificates are based upon terms of agreements giving AEFA the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFA may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate which occurred June 5, 2002 to July 23, 2002. For the promotion of the seven-month interest rate term American Express Flexible Savings Certificate which occurred March 7, 2001 to May 8, 2001 and Oct. 31, 2001 to Dec. 11, 2001, the distribution fee was lowered to 0.030% and 0.017%, respectively.

The Aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:

                                                                    Number of
                                                                   certificate
                                                                   years over
                                                                      which
                                        Aggregate fees payable     subsequent
                                              First   Subsequent   years' fees
                                     Total    year       years     are payable
On sales effective April 30, 1997   $25.00    $2.50     $22.50          9
                                    -------   -----     ------        ----

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625% of the purchase price at the time of issuance and 0.0625% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08% of the purchase price at the time of issuance and 0.08% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20% of the purchase price at time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165% of the initial payment on issue date of the certificate and 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFA, and American Express Market Strategy Certificates are paid at a rate of 0.90%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90%. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificate are paid at a rate of 1.00% of the initial investment on the first day of each certificate's term and 1.00% of the certificate's reserve at the beginning of each subsequent term.

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate)
is:
Maintenance charge per account              5 cents per $1,000 of assets on deposit
Transaction charge                          $20 per transaction
Security loan activity:
  Depositary Trust Company receive/deliver  $20 per transaction
  Physical receive/deliver                  $25 per transaction
  Exchange collateral                       $15 per transaction

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is 1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80% on an amount from $250,000 to $499,999, 0.65% on an amount from $500,000 to $999,999 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Transfer agent fees

The basis of computing Transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective Jan. 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC paid a $167 million dividend to its parent by transferring at book value certain collateralized debt obligation (CDO) securities owned by the Company. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust.

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended Dec. 31, consists of:

                                                                2002             2001          2000
Federal:
   Current                                                   $(24,367)          $26,007       $ 8,586
   Deferred                                                     3,288             9,792        (4,941)
                                                                -----             -----        ------
                                                              (21,079)           35,799         3,645
State                                                            (156)             (120)         (120)
                                                                 ----              ----          ----
Total income tax (expense) benefit                           $(21,235)          $35,679       $ 3,525
                                                             ---------          -------       -------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                                                2002             2001          2000
Federal tax (expense) benefit at federal statutory rate       $(23,581)         $30,752       $(4,554)
Dividend exclusion                                               2,462            4,971         8,064
Other, net                                                          40               76           135
                                                                    --               --           ---
Federal tax (expense) benefit                                 $(21,079)         $35,799       $ 3,645
                                                              --------          -------       -------

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's Deferred tax assets and Deferred tax liabilities as of Dec. 31, are as follows:

Deferred tax assets                                   2002            2001
Certificate reserves                               $  1,793        $  5,743
Investments                                          14,649          14,269
Purchased/written call options                          689              --
Other, net                                              245             160
                                                        ---             ---
Total deferred tax assets                          $ 17,376         $20,172
                                                   --------         -------
Deferred tax liabilities
Investment unrealized gains, net                   $ 44,720         $12,389
Deferred distribution fees                            2,091           2,721
Purchased/written call options                           --           5,227
Dividends receivable                                     79             196
Return of capital dividends                              42              43
                                                         --              --
Total deferred tax liabilities                       46,932          20,576
                                                     ------          ------
Net deferred tax liabilities                       $(29,556)       $   (404)
                                                   --------        --------

AECC is required to establish a valuation allowance for any portion of the Deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the Deferred tax assets and, therefore, no such valuation allowance has been established.

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. The Company enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of rising interest rates on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay the counterparty to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in Other Comprehensive Income (OCI). Amounts are reclassified from OCI to Investment expenses as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in Accounts payable and accrued liabilities on the balance sheet.

For the years ended Dec. 31, 2002 and 2001, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of $9,780 and $17,616 during 2002 and 2001, respectively. An estimated $4,000 of the unrealized losses accumulated in OCI related to derivatives designated as cash flow hedges will be reclassified into earnings by Dec. 31, 2003. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is 26 months.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate, that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in Other qualified assets and Accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives are included under Certificate reserves. The gains and losses on the options, futures and embedded derivative instruments are recognized in Investment expenses on the statement of operations.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, the cash flow and income effects of the derivatives are generally inverse to the effects of the underlying hedged transactions.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to Parent and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                             2002                         2001
                                                   Carrying        Fair        Carrying          Fair
                                                     value         value         value           value
Financial assets:
    Assets for which carrying values
       approximate fair values                    $  282,382   $  282,382     $  132,303      $  132,303
    Investment securities (note 3)                 4,389,396    4,389,396      4,073,901       4,073,901
    First mortgage loans on real estate
       and other loans (note 4)                      452,243      477,748        343,434         348,873
    Derivative financial instruments (note 9)         34,403       34,403         48,393          48,393
Financial liabilities:
    Liabilities for which carrying values
       approximate fair values                       306,841      306,841        179,080         179,080
    Certificate reserves (note 5)                  4,475,349    4,488,459      4,140,024       4,154,616
    Derivative financial instruments (note 9)         26,703       26,703         32,558          32,558
                                                  ----------   ----------     ----------      ----------

Quick telephone reference*

Region offices      101 East 52nd Street             (212) 415-9500
                    4th Floor
                    New York, NY 10022

                    1221 Brickell Avenue             (305) 350-7750
                    8th Floor
                    Miami, FL 33131

American Express                                     (800) 862-7919
Client Service Corporation
70100 AXP Financial Center
Minneapolis, MN 55474

* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
(logo)
AMERICAN
   EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6037 U (4/03)

                     American Express Investors Certificate
                            Prospectus April 30, 2003
                            (for selected investors)


                     Provides high fixed rates with capital
                                 preservation.

--------------------------------------------------------------------------------
(logo)                                                                  (logo)
American                                                                AMERICAN
    Express(R)                                                           EXPRESS
Certificates                                                          (R)
--------------------------------------------------------------------------------

American Express Certificate Company (the Issuer or AECC), formerly IDS Certificate Company, issues American Express Investors Certificates. You may:

o Purchase this certificate in any amount from $100,000 through $5 million. In order to invest more you must receive prior authorization from the Issuer.

o    Select a term of one, two, three, six, 12, 24 or 36 months.

o Invest in successive terms up to a total of 20 years from the issue date of the certificate.

This prospectus is designed for selected persons who plan to invest at least $50 million in combinations of these certificates with authorization from the Issuer. Unless you plan to invest at least $50 million, you should discuss with your relationship manager whether this is the right prospectus for you.

This certificate is available in New York and Florida to persons who are neither citizens nor residents of the United States and to certain U.S. trusts.

Like all investment companies, the Securities and Exchange Commission has not approved or disapproved these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This certificate is backed solely by the assets of the Issuer. See "Risk Factors" on page 2p.

AECC is not a bank or financial institution, and the securities it offers are not deposits or obligations of, or backed or guaranteed or endorsed by, any bank or financial institution, nor are they insured by the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency.

The distributor and selling agent are not required to sell any specific amount of certificates.

Issuer:
American Express Certificate Company
Unit 557
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919 (612) 671-3131

Distributor:
American Express Financial Advisors Inc.

Initial Interest Rates

The Issuer guarantees a fixed rate of interest for each term. For the initial term, the rate will be within a specified range of certain average interest rates generally referred to as the London Interbank Offered Rates (LIBOR). See "About the Certificate" for more explanation.


Here are the interest rates in effect April 30, 2003:


                 Simple            Actual compound              Effective
Term         interest rate*      yield for the term**       annualized yield***


1 month           0.05%                0.05%                      0.05%
2 month           0.05%                0.05%                      0.05%
3 month           0.05%                0.05%                      0.05%
6 month           0.05%                0.05%                      0.05%
12 month          0.05%                0.05%                      0.05%
24 month          0.05%                0.05%                      0.05%
36 month          0.05%                0.05%                      0.05%


   * These are the rates for investments of $100,000. Rates may depend on factors described in "Rates for New Purchases" under "About the Certificate."

  ** Assuming monthly compounding for the number of months in the term and a $100,000 purchase.

 *** Assuming monthly compounding for 12 months and a $100,000 purchase.

These rates may or may not have changed when you apply to purchase your certificate. Rates for future terms are set at the discretion of the Issuer and may also differ from the rates shown here.

RISK FACTORS

You should consider the following when investing in this certificate:

This certificate is backed solely by the assets of the Issuer. Most of our assets are debt securities and are subject to the following risks:

Interest rate risk: The price of debt securities generally falls as interest rates increase, and rises as interest rates decrease. In general, the longer the maturity of a bond, the greater its loss of value as interest rates increase, and the greater its gain in value as interest rates decrease. See "How Your Money Is Used and Protected."

Credit risk: This is the risk that the issuer of a security, or the counterparty to a contract, will default or otherwise become unable to honor a financial obligation (such as payments due on a bond or note). Credit ratings of the issuers of securities in our portfolio vary. See "How Your Money Is Used and Protected."

--------------------------------------------------------------------------------
2p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Table of Contents


Initial Interest Rates                                               2p
Risk Factors                                                         2p

About the Certificate                                                5p
Read and Keep This Prospectus                                        5p
Investment Amounts and Terms                                         5p
Face Amount and Principal                                            6p
Value at Maturity                                                    6p
Receiving Cash During the Term                                       6p
Interest                                                             7p
Promotions and Pricing Flexibility                                   7p
Rates for New Purchases                                              8p
Rates for Future Terms                                              11p
Additional Investments                                              11p
Earning Interest                                                    12p

How to Invest and Withdraw Funds                                    12p
Buying Your Certificate                                             12p
How to Make Investments at Term End                                 13p
Full and Partial Withdrawals                                        14p
When Your Certificate Term Ends                                     15p
Transfers to Other Accounts                                         16p
Transfer of Ownership                                               16p
For More Information                                                16p
Giving Instructions and Written Notification                        17p
Purchases by Bank Wire                                              18p

Tax Treatment of Your Investment                                    18p

How Your Money Is Used and Protected                                21p
Invested and Guaranteed by the Issuer                               21p
Regulated by Government                                             21p
Backed by Our Investments                                           22p
Investment Policies                                                 23p

How Your Money Is Managed                                           26p
Relationship Between the Issuer and American Express
   Financial Corporation                                            26p
Capital Structure and Certificates Issued                           27p
Investment Management and Services                                  27p
Distribution                                                        29p
Selling Agent Agreement American Express Bank International         29p
Other Selling Agents                                                30p
Transfer Agent                                                      31p


--------------------------------------------------------------------------------
3p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Employment of Other American Express Affiliates                     31p
Directors and Officers                                              32p
Independent Auditors                                                36p

Appendix                                                            37p

Annual Financial Information                                        38p

Summary of Selected Financial Information                           38p
Management's Discussion and Analysis of Financial Condition and
   Results of Operations                                            39p

American Express Certificate Company Responsibility for
   Preparation of Financial Statements                              46p

Report of Independent Auditors                                      47p

Financial Statements                                                48p

Notes to Financial Statements                                       55p


--------------------------------------------------------------------------------
4p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

About the Certificate

READ AND KEEP THIS PROSPECTUS

This prospectus describes terms and conditions of your American Express Investors Certificate. It contains facts that can help you decide if the certificate is the right investment for you. Read the prospectus before you invest and keep it for future reference. No one has the authority to change the terms and conditions of the American Express Investors Certificate as described in the prospectus, or to bind the Issuer by any statement not in it.

This prospectus describes the American Express Investors Certificate distributed by American Express Financial Advisors Inc. and is offered to clients who are neither citizens nor residents of the United States and to certain U.S. trusts.

INVESTMENT AMOUNTS AND TERMS

You may purchase the American Express Investors Certificate in any amount from $100,000 payable in U.S. currency. Unless you receive prior approval, your total amount paid in any one or more certificates, in the aggregate over the life of the certificates, less withdrawals, cannot exceed $5 million. Unless you plan to invest at least $50 million in total, with at least $5 million (exclusive of interest) for a term of 12 months or longer, you should discuss with your relationship manager whether this is the right prospectus for you.

After determining the amount you wish to invest, you select a term of one, two, three, six, 12, 24 or 36 months for which the Issuer will guarantee a specific interest rate. The Issuer guarantees the principal of and interest on your certificate. At the end of the term, you may have interest earned on the certificate during its term credited to your certificate or paid to you. Investments in the certificate may continue for successive terms up to a total of 20 years from the issue date of the certificate. Generally, you will be able to select any of the terms offered. But if your certificate is nearing its 20-year maturity, you will not be allowed to select a term that would carry the certificate past its maturity date.

--------------------------------------------------------------------------------
5p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

FACE AMOUNT AND PRINCIPAL

The face amount of the certificate is the amount of your initial investment, and will remain the same over the life of the certificate. Any investment or withdrawal within 15 days of the end of a term will be added on or deducted to determine principal for the new term. A withdrawal at any other time is taken first from interest credited to your investment during that term. The principal is the amount that is reinvested at the beginning of each subsequent term, and is calculated as follows:

Principal equals      Face amount (initial investment)

plus                  At the end of a term, interest credited to your
                      account during the term
minus                 Any interest paid to you in cash
plus                  Any additional investments to your certificate
minus                 Any withdrawals, fees and applicable penalties
--------------------------------------------------------------------------------

Principal may change during a term as described in "Full and Partial
Withdrawals."

For example: Assume your initial investment (face amount) of $500,000 earned $7,500 of interest during the term. You have not taken any interest as cash or made any withdrawals. You have invested an additional $250,000 prior to the beginning of the next term. Your principal for the next term will equal:


         $500,000     Face amount (initial investment)
plus        7,500     Interest credited to your account
minus          (0)    Interest paid to you in cash
plus      250,000     Additional investment to your certificate
minus          (0)    Withdrawals and applicable penalties or fees
               --
         $757,500     Principal at the beginning of the next term
         ========


VALUE AT MATURITY

You may continue to invest for successive terms for up to a total of 20 years. Your certificate matures at 20 years from its issue date. At maturity, you will receive a distribution for the value of your certificate, which will be the total of your purchase price, plus additional investments and any credited interest not paid to you in cash, less any withdrawals and penalties. Some fees may apply as described in "How to Invest and Withdraw Funds."

RECEIVING CASH DURING THE TERM

If you need your money before your certificate term ends, you may withdraw part or all of its value at any time, less any penalties that apply.

Procedures for withdrawing money, as well as conditions under which penalties apply, are described in "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
6p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

INTEREST

Your investments earn interest from the date they are credited to your account. Interest is compounded and credited at the end of each certificate month (on the monthly anniversary of the issue date). Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The Issuer declares and guarantees a fixed rate of interest for each term during the life of your certificate. We calculate the amount of interest you earn each certificate month by:

o   applying the interest rate then in effect to your balance each day,

o   adding these daily amounts to get a monthly total, and

o subtracting interest accrued on any amount you withdraw during the certificate month.

Interest is calculated on a 30-day month and 360-day year basis.


This certificate may be available through other distributors or selling agents with different interest rates or related features and consequently with different returns. You may obtain information about other such distributors or selling agents by calling the American Express Client Service Corporation (AECSC) in Minneapolis at the telephone numbers listed on the back cover.

PROMOTIONS AND PRICING FLEXIBILITY

The Issuer may sponsor or participate in promotions involving the certificate and its respective terms. For example, we may offer different rates to new clients, to existing clients, or to individuals who purchase or use products or services offered by American Express Company, or its affiliates. These promotions will generally be for a specified period of time. We also may offer different rates based on your amount invested. These rates will be within a range described in "Rates for New Purchases."


--------------------------------------------------------------------------------
7p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

RATES FOR NEW PURCHASES

The Issuer has complete discretion to determine whether to accept an application and sell a certificate. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase showing the rate that your investment will earn. The Issuer guarantees that the rate in effect for your initial term will be within a 100 basis point (1%) range tied to certain average interest rates for comparable length dollar deposits available on an interbank basis in the London market, and generally referred to as the London Interbank Offered Rates (LIBOR). For investments of $1 million or more, initial rates for specific terms are determined as follows:

1 month         Within a range of 70 basis points below to 30 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months        Within a range of 70 basis points below to 30 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months        Within a range of 70 basis points below to 30 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months        Within a range of 70 basis points below to 30 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months       Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not
                published.)
--------------------------------------------------------------------------------
36 months       Within a range of 50 basis points below to 50 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not
                published.)
--------------------------------------------------------------------------------

For investments from $500,000 to $999,999 initial rates for specific terms are determined as follows:

1 month         Within a range of 90 basis points below to 10 basis points above the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months        Within a range of 90 basis points below to 10 basis points above the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months        Within a range of 90 basis points below to 10 basis points above the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months        Within a range of 90 basis points below to 10 basis points above the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months       Within a range of 90 basis points below to 10 basis points above the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 24-month LIBOR rate is not
                published.)
--------------------------------------------------------------------------------
36 months       Within a range of 70 basis points below to 30 basis points above the 12-month LIBOR rate. (A 36-month LIBOR rate is not
                published.)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
8p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

For investments from $250,000 to $499,999 initial rates for specific terms are determined as follows:

1 month         Within a range of 130 basis points below to 30 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months        Within a range of 130 basis points below to 30 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months        Within a range of 130 basis points below to 30 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months        Within a range of 130 basis points below to 30 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months       Within a range of 130 basis points below to 30 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months       Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months       Within a range of 110 basis points below to 10 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------

For investments of $100,000 to $249,999, initial rates for specific terms are determined as follows:

1 month         Within a range of 210 basis points below to 110 basis points below the one-month LIBOR rate.
--------------------------------------------------------------------------------
2 months        Within a range of 210 basis points below to 110 basis points below the two-month LIBOR rate.
--------------------------------------------------------------------------------
3 months        Within a range of 210 basis points below to 110 basis points below the three-month LIBOR rate.
--------------------------------------------------------------------------------
6 months        Within a range of 210 basis points below to 110 basis points below the six-month LIBOR rate.
--------------------------------------------------------------------------------
12 months       Within a range of 210 basis points below to 110 basis points below the 12-month LIBOR rate.
--------------------------------------------------------------------------------
24 months       Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 24-month LIBOR rate is not published.)
--------------------------------------------------------------------------------
36 months       Within a range of 190 basis points below to 90 basis points below the 12-month LIBOR rate. (A 36-month LIBOR rate is not published.)
--------------------------------------------------------------------------------


For example, if the LIBOR rate published on the date rates are determined with respect to a six-month deposit is 2.00%, the rate declared on a six-month American Express Investors Certificate greater than $500,000 but less than $1 million would be between 1.10% and 2.10%. If the LIBOR rate published for a given week with respect to 12-month certificates is 2.50%, the Issuer's rates in effect that week for the 24- and 36-month American Express Investors Certificates greater than $500,000 but less than $1 million would be between 1.80% and 2.80%. When your application is accepted, you will be sent a confirmation showing the rate that your investment will earn for the first term.


--------------------------------------------------------------------------------
9p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

LIBOR is the interbank-offered rates for dollar deposits at which major commercial banks will lend for specific terms in the London market. Generally, LIBOR rates quoted by major London banks will be the same. However, market conditions, including movements in the U.S. prime rate and the internal funding position of each bank, may result in minor differences in the rates offered by different banks. LIBOR is a generally accepted and widely quoted interest-rate benchmark. The average LIBOR rate used by the Issuer is published on the Chicago Mercantile Exchange website at www.cme.com.

Rates for new purchases are reviewed and may change daily. The guaranteed rate that is in effect for your chosen term on the day your application is accepted at the Issuer's corporate office in Minneapolis, Minnesota, U.S.A. will apply to your certificate. The interest rates printed in the front of this prospectus may or may not have changed on the date your application to invest is accepted. Rates for new purchases may vary depending on the amount you invest, but will always be within the 100 basis point range described above. You may obtain the current interest rates by calling your relationship manager or other selling agent representative.

In determining rates based on the amount of your investment, the Issuer may offer a rate based on your aggregate investment determined by totaling only the amounts invested in each certificate that has a current balance exceeding a specified level. The current balance considered in this calculation may be exclusive of interest. Part of the balance may be required to be invested in terms of a specified minimum length. The aggregate investment may be required to be for terms that average at least a specified minimum length. The certificates whose balances are aggregated must have identical ownership. The rate may be available only for a certificate whose current balance exceeds a specified level or that is offered through a specified distributor or selling agent.

Interest rates for the term you have selected will not change once the term has begun, unless a withdrawal reduces your account value to a point where we pay a lower interest rate, as described in "Full and Partial Withdrawals" under "How to Invest and Withdraw Funds."

--------------------------------------------------------------------------------
10p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

RATES FOR FUTURE TERMS

Interest on your certificate for future terms may be greater or less than the rates you receive during your first term. In setting future interest rates for subsequent terms, a primary consideration will be the prevailing investment climate, including the LIBOR rates. Nevertheless, the Issuer has complete discretion as to what interest rates it will declare beyond the initial term. The Issuer will send you notice at the end of each term of the rate your certificate will earn for the new term. You have a 15-day grace period to withdraw your certificate without a withdrawal charge. If LIBOR is no longer publicly available or feasible to use, the Issuer may use another, similar index as a guide for setting rates.

ADDITIONAL INVESTMENTS

You may add to your investment when your term ends. If your new term is a one-month term, you may add to your investment on the first day of your new term (the renewal date) or the following business day if the renewal date is a non-business day. If your new term is greater than one month, you may add to your investment within the 15 days following the end of your term. A $25,000 minimum additional investment is required, payable in U.S. currency. Your confirmation will show the applicable rate. However, unless you receive prior approval from the Issuer, your investment may not bring the aggregate net investment of any one or more certificates held by you (excluding any interest added during the life of the certificate and less withdrawals) over $5 million. Additional investments of at least $25,000 may be made by bank wire.

The Issuer must receive your additional investment within the 15 days following the end of a certificate's current term (unless your new investment is a one-month term), if you wish to increase your principal investment as of the first day of the new term. Interest accrues from the first day of the new term or the day your additional investment is accepted by the Issuer, whichever is later, at the rate then in effect for your account. If your new term is a one-month term, your additional investment must be received by the end of the certificate's current term.

The interest rate for these additional investments is the rate then in effect for your account. If your additional investment increases the principal of your certificate so that your certificate's principal has exceeded a break point for a higher interest rate, the certificate will earn this higher interest rate for the remainder of the term, from the date the Issuer accepts the additional investment.

--------------------------------------------------------------------------------
11p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

EARNING INTEREST

At the end of each certificate month, interest is compounded and credited to your account. A certificate month is the monthly anniversary of the issue date. Interest may be paid to you monthly in cash if you maintain a principal balance of at least $500,000.

The amount of interest you earn each certificate month is determined by applying the interest rate then in effect to the daily balance of your certificate, and subtracting from that total the interest accrued on any amount withdrawn during the month. Interest is calculated on a 360-day year basis. This means interest is calculated on the basis of a 30-day month even though terms are determined on a calendar month.

How to Invest and Withdraw Funds

BUYING YOUR CERTIFICATE

This certificate is available only to clients who are neither citizens nor residents of the United States (or which are foreign corporations, partnerships, estates or trusts) and to U.S. trusts organized under the laws of any state in the United States, so long as the following are true in the case of such a U.S. trust:

o the trust is unconditionally revocable by the grantor or grantors (the person or persons who put the money into the trust);

o   there are no more than 10 grantors of the trust;

o   all the grantors are neither citizens nor residents of the United States;

o each grantor provides an appropriately certified Form W-8 (or approved substitute), as described under "Tax Treatment of Your Investment;"

o the trustee of the trust is a bank organized under the laws of the United States or any state in the United States; and

o   the trustee supplies AECC with appropriate tax documentation.

The certificate is available through offices located in Florida and New York. Your relationship manager or other selling agent representative will help you prepare your purchase application. The Issuer will process the application at our corporate offices in Minneapolis, MN, U.S.A. When your application is accepted and we have received your initial investment, we will send you a confirmation of your purchase, indicating your account number and applicable rate of interest for your first term, as described under "Rates for New Purchases." See "Purchase policies" below.

Important: When you open an account, you must provide a Form W-8 or approved substitute. See "Tax Treatment of Your Investment."

--------------------------------------------------------------------------------
12p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Purchase policies


o You have 15 days from the date of purchase to cancel your investment without penalty by notifying your relationship manager or other selling agent representative, or by writing or calling AECSC at the address or phone number on the back cover of this prospectus. If you decide to cancel your certificate within this 15-day period, you will not earn any interest.


o The Issuer has complete discretion to determine whether to accept an application and sell a certificate.

HOW TO MAKE INVESTMENTS AT TERM END

By wire

If you have an established account, you may wire money to:

Wells Fargo Bank Minnesota, N.A.
Routing No. 091000019
Minneapolis, MN
Attn: Domestic Wire Dept.

Give these instructions: Credit American Express Account #0000029882 for personal account # (your account number) for (your name). Please be sure to include all 10 digits of the American Express account number, including the zeros.

If this information is not included, the order may be rejected and all money received less any costs AECC incurs will be returned promptly.

o   Minimum amount you may wire: $25,000


o Wire orders can be accepted only on days when your bank, American Express Financial Corporation (AEFC), AECC and Wells Fargo Bank Minnesota, N.A. are open for business.


o Purchases made by wire are accepted by AEFC only from banks located in the United States.

o Wire purchases are completed when wired payment is received and we accept the purchase.

o Wire investments must be received and accepted in the Minneapolis headquarters on a business day before 3 p.m. Central time to be credited that day. Otherwise your purchase will be processed the next business day.

o The Issuer, AEFC, its subsidiaries, your relationship manager, and other selling agents are not responsible for any delays that occur in wiring funds, including delays in processing by the bank.

o   You must pay any fee the bank charges for wiring.

--------------------------------------------------------------------------------
13p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

FULL AND PARTIAL WITHDRAWALS

You may receive all or part of your money at any time. However:


o Full and partial withdrawals of principal are subject to penalties, described below.


o If you request a withdrawal or a series of withdrawals exceeding $50,000,000 in any 30-day period, the Issuer at its option may, prior to the maturity of any of these certificates, defer any payment or payments to the certificate owner for a period of not more than 30 days. If the Issuer exercises this option, interest will accrue on any such payment or payments, for the period of deferment, at a rate at least equal to that applicable to the last term of the certificate.

o Partial withdrawals during a term must be at least $10,000. You may not make a partial withdrawal if it would reduce your certificate balance to less than $100,000. If you request such a withdrawal, we will contact you for revised instructions.

o If a withdrawal reduces your account value to a point where we pay a lower interest rate, you will earn the lower rate from the date of the withdrawal.

o Because we credit interest on your certificate's monthly anniversary, withdrawals before the end of the certificate month will result in loss of interest on the amount withdrawn. You'll get the best result by timing a withdrawal at the end of the certificate month- that is, on an interest crediting date.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

Penalties for early withdrawal during a term: When you request a full or partial withdrawal, we pay the amount you request:

o   first from interest credited during the current term,

o   then from the principal of your certificate.

Any withdrawals during a term exceeding the interest credited are deducted from the principal and are used in determining any withdrawal charges. However, the 2% penalty is waived upon the death of the certificate owner. When this certificate is owned by a revocable trust, this penalty also is waived upon death of any grantor of the revocable trust.

--------------------------------------------------------------------------------
14p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Withdrawal penalties: When a penalty applies, a 2% withdrawal penalty will be deducted from the account's remaining balance.

For example, assume you invest $1 million in a certificate and select a six-month term. Four months later assume you have earned $20,000 in interest. The following demonstrates how the withdrawal charge is deducted:

When you withdraw a specific amount of money in excess of the interest credited, the Issuer has to withdraw somewhat more from your account to cover the withdrawal charge. For instance, suppose you request a $100,000 check on a $1 million investment. The first $20,000 paid to you is interest earned that term, and the remaining $80,000 paid to you is principal. The Issuer would send you a check for $100,000 and deduct a withdrawal charge of $1,600 (2% of $80,000) from the remaining balance of your certificate. Your new balance would be $918,400.


Total investments                                                $1,000,000
Interest credited                                                    20,000
                                                                     ------
Total balance                                                    $1,020,000
Requested check                                                     100,000
Credited interest withdrawn                                         (20,000)
Withdrawal charge percent                                                 2%
Actual withdrawal charge                                              1,600
Balance prior to withdrawal                                       1,020,000
Requested withdrawal check                                         (100,000)
Withdrawal charge                                                    (1,600)
                                                                     ------
Total balance after withdrawal                                    $ 918,400
                                                                  =========


Additionally, if you make a withdrawal during a certificate month, you will not earn interest for the month on the amount withdrawn.

Penalty exceptions: The 2% penalty is waived upon death of the certificate owner.

For more information on withdrawal charges, talk with your relationship manager or other selling agent representative.

WHEN YOUR CERTIFICATE TERM ENDS

On or shortly after the end of the term you have selected for your certificate, the Issuer will send you a notice indicating the interest rate that will apply to the certificate for the new term. When your certificate term ends, the Issuer will automatically renew your certificate for the same term unless you notify your relationship manager or other selling agent representative otherwise. If you wish to select a different term, you must notify your representative in writing before the end of the grace period. You will not be allowed to select a term that would carry the certificate past its maturity date.

--------------------------------------------------------------------------------
15p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

The interest rates that will apply to your new term will be those in effect on the day the new term begins. We will send you a confirmation showing the rate of interest that will apply to the new term you have selected. This rate of interest will not be changed during that term.

If you want to withdraw your certificate without a withdrawal charge, you must notify us within 15 calendar days following the end of a term.

For most terms, you may also add to your investment within the 15 calendar days following the end of your term. See "Additional Investments" under "About the Certificate."

Other full and partial withdrawal policies

o If you request a partial or full withdrawal of a certificate recently purchased or added to by a check or money order that is not guaranteed, we will wait for your check to clear. Please expect a minimum of 10 days from the date of your payment before the Issuer mails a check to you. We may mail a check earlier if the bank provides evidence that your check has cleared.

o If your certificate is pledged as collateral, any withdrawal will be delayed until we get approval from the secured party.

o Any payments to you may be delayed under applicable rules, regulations or orders of the Securities and Exchange Commission (SEC).

TRANSFERS TO OTHER ACCOUNTS

You may transfer part or all of your certificate to other American Express Certificates available through your relationship manager.

TRANSFER OF OWNERSHIP

While this certificate is not a negotiable instrument, it may be transferred or assigned on the Issuer's records if proper written notice is received by the Issuer. Ownership may be assigned or transferred to individuals or an entity who, for U.S. tax purposes, is considered to be neither a citizen nor resident of the United States. You may also pledge the certificate to an American Express Company affiliate or to another selling agent as collateral security. Your relationship manager or other selling agent representative can help you transfer ownership.

FOR MORE INFORMATION

For information on purchases, withdrawals, exchanges, transfers of ownership, proper instructions and other service questions regarding your certificate, please consult your relationship manager or other selling agent representative, or call the Issuer's client service number in Minneapolis, Minnesota, listed on the back cover.

--------------------------------------------------------------------------------
16p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

GIVING INSTRUCTIONS AND WRITTEN NOTIFICATION

Your relationship manager or other selling agent representative will handle instructions concerning your account. Written instructions may be provided to either your representative's office or directly to the Issuer.

Proper written notice to your relationship manager or other selling agent representative or the Issuer must:

o be addressed to your relationship manager or other selling agent office or the Issuer's corporate office, in which case it must identify your relationship manager or other selling agent office,

o include your account number and sufficient information for the Issuer to carry out your request, and

o   be signed and dated by all registered owners.

The Issuer will acknowledge your written instructions. If your instructions are incomplete or unclear, you will be contacted for revised instructions.

In the absence of any other written mandate or instructions you have provided to your relationship manager or other selling agent, you may elect in writing, on your initial or any subsequent purchase application, to authorize your relationship manager or other selling agent to act upon the sole verbal instructions of any one of the named owners, and in turn to instruct the Issuer with regard to any and all actions in connection with the certificate referenced in the application as it may be modified from time to time by term changes, renewals, additions or withdrawals. The individual providing verbal instructions must be a named owner of the certificate involved. In providing such authorization you agree that the Issuer, its transfer agent, relationship manager and other selling agents will not be liable for any loss, liability, cost or expense arising in connection with implementing such instructions, reasonably believed by the Issuer, relationship manager or other selling agent, or their representatives, to be genuine. You may revoke such authority at any time by providing proper written notice to your relationship manager or other selling agent office.

All amounts payable to or by the Issuer in connection with this certificate are payable at the Issuer's corporate office unless you are advised otherwise.

--------------------------------------------------------------------------------
17p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

PURCHASES BY BANK WIRE

You may wish to lock in a specific interest rate by using a bank wire to purchase a certificate. Your representative can instruct you about how to use this procedure. Using this procedure will allow you to start earning interest at the earliest possible time. The minimum that may be wired to purchase a new certificate is $100,000.

Wire orders will be accepted only in U.S. currency and only on days your bank, the Issuer and Wells Fargo Bank Minnesota, N.A. are open for business. The payment must be received by the Issuer before 3 p.m. Central U.S.A. time to be credited that day. Otherwise, it will be processed the next business day. The wire purchase will not be made until the wired amount is received and the purchase is accepted by the Issuer. Wire transfers not originating from your relationship manager's office or another selling agent are accepted by AECC's corporate office only when originating from banks located in the United States of America. Any delays that may occur in wiring the funds, including delays in processing by the banks, are not the responsibility of the Issuer. Wire orders may be rejected if they do not contain complete information.

While the Issuer does not charge a service fee for incoming wires, you must pay any charge assessed by your bank for the wire service. If a wire order is rejected, all money received will be returned promptly less any costs incurred in rejecting it.

Tax Treatment of Your Investment


The U.S. Internal Revenue Service (IRS) has issued nonresident alien regulations that significantly change the withholding and reporting rules on foreign accounts. The IRS requires that nonresident alien investors certifying non-U.S. status and, if applicable, treaty eligibility, complete one of the Forms W-8.

Interest on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien. Even though your interest income is not taxed by the U.S. government, it will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding. The United States participates in various tax treaties with foreign countries, which provide for sharing of tax information between the United States and such foreign countries.


--------------------------------------------------------------------------------
18p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Interest paid on your certificate is "portfolio interest" as defined in U.S. Internal Revenue Code Section 871(h) if earned by a nonresident alien who has supplied the Issuer with one of the Forms W-8. Form W-8 must be supplied with a permanent residence address and a current mailing address, if different. (Form W-8BEN must be signed and dated by the beneficial owner, an authorized representative or officer of the beneficial owner or an agent acting under and providing us with a duly authorized power of attorney.) The Issuer will not accept purchases of certificates by nonresident aliens without an appropriately certified Form W-8 (or approved substitute). If you have supplied a Form W-8 that certifies that you are a nonresident alien, the interest income will be reported at year end to you and to the U.S. government on a Form 1042-S, Foreign Person's U.S. Source Income Subject to Withholding.


To help you determine the form that is appropriate for you, please note the following description of the Forms W-8:

Form W-8BEN

(Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding)

This form should be completed by any foreign persons or organizations, if they are the beneficial owner of the income, whether or not they are claiming a reduced rate of, or exemption from, withholding. (Foreign persons or organizations also may be required to fill out one of the other forms that follow in lieu of the W-8BEN.)

Form W-8ECI

(Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States)

This form should be completed by any foreign person or organization if they claim that the income is effectively connected with the conduct of a trade or business within the United States.

Form W-8EXP

(Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding)

This form should be completed by any foreign government, international organization, foreign central bank of issue, foreign tax-exempt organization, foreign private foundation or government of a U.S. possession.

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19p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Form W-8IMY

(Certificate of Foreign Intermediary, Foreign Flow-Through Entity or Certain U.S. Branches for United States Tax Withholding)

This form should be completed by an intermediary acting as custodian, broker, nominee, trustee or executor, or other type of agent for another person.


The Form W-8 must be resupplied every four calendar years, up from three years with the prior form.


Joint ownership: If the account is owned jointly with one or more persons, each owner must provide a Form W-8. If the Issuer receives a Form W-9 from any of the joint owners, payment will be treated as made to a U.S. person.


Withholding taxes: If you fail to provide us with a complete Form W-8 as required above, you will be subject to 30% backup withholding on interest payments and withdrawals from certificates.

Transfers on death: If you are a nonresident alien and you die while owning a certificate, then, depending on the circumstances, the Issuer generally will not act on instructions with regard to the certificate unless the Issuer first receives, at a minimum, a statement from persons the Issuer believes are knowledgeable about your estate. The statement must be satisfactory to the Issuer and must tell us that, on your date of death, your estate did not include any property in the United States for U.S. estate tax purposes. In other cases, we generally will not take action regarding your certificate until we receive a transfer certificate from the IRS or evidence satisfactory to the Issuer that the estate is being administered by an executor or administrator appointed, qualified and acting within the United States. In general, a transfer certificate requires the opening of an estate in the United States and provides assurance that the IRS will not claim your certificate to satisfy estate taxes.


Trusts: If the investor is a trust described in "Buying Your Certificate" under "How to Invest and Withdraw Funds," the policies and procedures described above will apply with regard to each grantor who is a nonresident alien. Also, foreign trusts must apply for a permanent U.S. individual tax identification number
(ITIN) or an employer identification number, as appropriate for the trust.

Important: The information in this prospectus is a brief and selective summary of certain federal tax rules that apply to this certificate and is based on current law and practice. Tax matters are highly individual and complex. Investors should consult a qualified tax advisor about their own position.

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How Your Money Is Used and Protected

INVESTED AND GUARANTEED BY THE ISSUER


The Issuer, a wholly owned subsidiary of AEFC, issues and guarantees the American Express Investors Certificate. We are by far the largest issuer of face-amount certificates in the United States, with total assets of more than $5.1 billion and a net worth in excess of $359 million on Dec. 31, 2002.


We back our certificates by investing the money received and keeping the invested assets on deposit. Our investments generate interest and dividends, out of which we pay:

o   interest to certificate owners,


o and various expenses, including taxes, fees to AEFC for advisory and other services, distribution fees to American Express Financial Advisors Inc., selling agent fees to selling agents, and transfer agent fees to AECSC.


For a review of significant events relating to our business, see "Management's Discussion and Analysis of Financial Condition and Results of Operations." No national rating agency rates our certificates.

Most banks and thrifts offer investments known as CDs that are similar to our certificates in many ways. Early withdrawals of bank CDs often result in penalties. Banks and thrifts generally have federal deposit insurance for their deposits and lend much of the money deposited to individuals, businesses and other enterprises. Other financial institutions and some insurance companies may offer investments with comparable combinations of safety and return on investment.

REGULATED BY GOVERNMENT

Because the American Express Investors Certificate is a security, its offer and sale are subject to regulation under federal and state securities laws. (The American Express Investors Certificate is a face-amount certificate. It is not a bank product, an equity investment, a form of life insurance or an investment trust.)


The federal Investment Company Act of 1940 requires us to keep investments on deposit in a segregated custodial account to protect all of our outstanding certificates. These investments back the entire value of your certificate account. Their amortized cost must exceed the required carrying value of the outstanding certificates by at least $250,000. As of Dec. 31, 2002, the amortized cost of these investments exceeded the required carrying value of our outstanding certificates by more than $438 million. The law requires us to use amortized cost for these regulatory


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

purposes. Among other things, the law permits Minnesota statutes to govern qualified assets of AECC as described in Note 2 to the financial statements. In general, amortized cost is determined by systematically increasing the carrying value of a security if acquired at a discount, or reducing the carrying value if acquired at a premium, so that the carrying value is equal to maturity value on the maturity date.

AECC has agreed with the SEC to maintain capital and surplus equal to 5% of outstanding liabilities on certificates (not including loans made on certificates in accordance with terms of some certificates that no longer are offered by AECC). AECC also has entered into a written informal understanding with the Minnesota Commerce Department that AECC will maintain capital equal to 5% of the assets of AECC (less any loans on outstanding certificates). When computing its capital for these purposes, AECC values its assets on the basis of statutory accounting for insurance companies rather than generally accepted accounting principles.

BACKED BY OUR INVESTMENTS


The Issuer's investments are varied and of high quality. This was the composition of our portfolio as of Dec. 31, 2002:


Type of investment                                   Net amount invested

Government agency bonds                                     58%
Corporate and other bonds                                   27
Mortgage loans and other loans                               9
Cash and cash equivalents                                    4
Preferred stocks                                             2

As of Dec. 31, 2002 about 97% of our securities portfolio (including bonds and preferred stocks) is rated investment grade. For additional information regarding securities ratings, please refer to Note 3 to the financial statements.

Most of our investments are on deposit with American Express Trust Company, Minneapolis, although we also maintain separate deposits as required by certain states. American Express Trust Company is a wholly owned subsidiary of AEFC. Copies of our Dec. 31, 2002 schedule of Investments in Securities of Unaffiliated Issuers are available upon request. For comments regarding the valuation, carrying values and unrealized appreciation (depreciation) of investment securities, see Notes 1, 2 and 3 to the financial statements.


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

INVESTMENT POLICIES

In deciding how to diversify the portfolio -- among what types of investments in what amounts -- the officers and directors of AECC use their best judgment, subject to applicable law. The following policies currently govern our investment decisions:

Debt securities

Most of our investments are in debt securities as referenced in the table in "Backed by Our Investments" under "How Your Money is Used and Protected."

The price of bonds generally falls as interest rates increase, and rises as interest rates decrease. The price of a bond also fluctuates if its credit rating is upgraded or downgraded. The price of bonds below investment grade may react more to whether a company can pay interest and principal when due than to changes in interest rates. They have greater price fluctuations, are more likely to experience a default, and sometimes are referred to as junk bonds. Reduced market liquidity for these bonds may occasionally make it more difficult to value them. In valuing bonds, AECC relies both on independent rating agencies and the investment manager's credit analysis. Under normal circumstances, at least 85% of the securities in AECC's portfolio will be rated investment grade, or in the opinion of AECC's investment advisor will be the equivalent of investment grade. Under normal circumstances, AECC will not purchase any security rated below B- by Moody's Investors Service, Inc. or Standard & Poor's. Securities that are subsequently downgraded in quality may continue to be held by AECC and will be sold only when AECC believes it is advantageous to do so.


As of Dec. 31, 2002, AECC held about 3% of its investment portfolio (including bonds, preferred stocks and mortgages) in investments rated below investment grade.


Purchasing securities on margin

We will not purchase any securities on margin or participate on a joint basis or a joint-and-several basis in any trading account in securities.

Commodities

We have not and do not intend to purchase or sell commodities or commodity contracts except to the extent that transactions described in "Financial transactions including hedges" in this section may be considered commodity contracts.

Underwriting

We do not intend to engage in the public distribution of securities issued by others. However, if we purchase unregistered securities and later resell them, we may be considered an underwriter (selling securities for others) under federal securities laws.

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

Borrowing money

From time to time we have established a line of credit with banks if management believed borrowing was necessary or desirable. We may pledge some of our assets as security. We may occasionally use repurchase agreements as a way to borrow money. Under these agreements, we sell debt securities to our lender, and repurchase them at the sales price plus an agreed-upon interest rate within a specified period of time. There is no limit on the extent to which we may borrow money, except that borrowing must be through the sale of certificates, or must be short-term and not a public offering and not intended to be publicly offered.

Real estate

We may invest in limited partnership interests in limited partnerships that either directly, or indirectly through other limited partnerships, invest in real estate. We may invest directly in real estate. We also invest in mortgage loans secured by real estate. We expect that equity investments in real estate, either directly or through a subsidiary of AECC, will be less than 5% of AECC's assets.

Lending securities

We may lend some of our securities to broker-dealers and receive cash equal to the market value of the securities as collateral. We invest this cash in short-term securities. If the market value of the securities goes up, the borrower pays us additional cash. During the course of the loan, the borrower makes cash payments to us equal to all interest, dividends and other distributions paid on the loaned securities. We will try to vote these securities if a major event affecting our investment is under consideration. We expect that outstanding securities loans will not exceed 10% of our assets.

When-issued securities

Some of our investments in debt securities and loans originated by banks or investment banks are purchased on a when-issued or similar basis. It may take as long as 45 days or more before these investments are available for sale, issued and delivered to us. We generally do not pay for these investments or start earning on them until delivery. We have established procedures to ensure that sufficient cash is available to meet when-issued commitments. AECC's ability to invest in when-issued investments is not limited except by its ability to set aside cash or high quality investments to meet when-issued commitments. When-issued investments are subject to market fluctuations and they may affect AECC's investment portfolio the same as owned securities.

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

Financial transactions including hedges

We buy or sell various types of options contracts for hedging purposes or as a trading technique to facilitate securities purchases or sales. We may buy interest rate caps for hedging purposes. These pay us a return if interest rates rise above a specified level. If interest rates do not rise above a specified level, the interest rate caps do not pay us a return. AECC may enter into other financial transactions, including futures and other derivatives, for the purpose of managing the interest rate exposures associated with AECC's assets or liabilities. Derivatives are financial instruments whose performance is derived, at least in part, from the performance of an underlying asset, security or index. A small change in the value of the underlying asset, security or index may cause a sizable gain or loss in the fair value of the derivative. There is no limit on AECC's ability to enter into financial transactions to manage the interest rate risk associated with AECC's assets and liabilities, but AECC does not foresee a likelihood that it will be feasible to hedge most or all of its assets or liabilities. We do not use derivatives for speculative purposes.

Illiquid securities

A security is illiquid if it cannot be sold in the normal course of business within seven days at approximately its current market value. Some investments cannot be resold to the U.S. public because of their terms or government regulations. All securities, however, can be sold in private sales, and many may be sold to other institutions and qualified buyers or on foreign markets. AECC's investment advisor will follow guidelines established by the board of directors and consider relevant factors such as the nature of the security and the number of likely buyers when determining whether a security is illiquid. No more than 15% of AECC's investment portfolio will be held in securities that are illiquid. In valuing its investment portfolio to determine this 15% limit, AECC will use statutory accounting under an SEC order. This means that, for this purpose, the portfolio will be valued in accordance with applicable Minnesota law governing investments of life insurance companies, rather than generally accepted accounting principles.

Restrictions

There are no restrictions on concentration of investments in any particular industry or group of industries or on rates of portfolio turnover.

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

How Your Money Is Managed

RELATIONSHIP BETWEEN THE ISSUER AND AMERICAN EXPRESS FINANCIAL CORPORATION

The Issuer was originally organized as Investors Syndicate of America, Inc., a Minnesota corporation, on Oct. 15, 1940, and began business as an issuer of face amount investment certificates on Jan. 1, 1941. The company became a Delaware corporation on Dec. 31, 1977, changed its name to IDS Certificate Company on April 2, 1984, and to American Express Certificate Company on April 26, 2000.

The Issuer files reports on Form 10-K and 10-Q with the SEC. The public may read and copy materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

Before the Issuer was created, AEFC (formerly known as IDS Financial Corporation), our parent company, had issued similar certificates since 1894. As of Jan. 1, 1995, IDS Financial Corporation changed its name to AEFC. The Issuer and AEFC have never failed to meet their certificate payments.


During its many years in operation, AEFC has become a leading manager of investments in mortgages and securities. As of Dec. 31, 2002, AEFC managed or administered investments, including its own, of more than $193 billion. American Express Financial Advisors Inc., a wholly owned subsidiary of AEFC, provides a broad range of financial planning services for individuals and businesses through its nationwide network of more than 3,800 registered branch offices and more than 10,300 financial advisors. American Express Financial Advisors' financial planning services are comprehensive, beginning with a detailed written analysis that's tailored to your needs. Your analysis may address one or all of these six essential areas: financial position, protection planning, investment planning, income tax planning, retirement planning and estate planning.


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AEFC itself is a wholly owned subsidiary of American Express Company, a financial services company with executive offices at American Express Tower, World Financial Center, New York, NY 10285. American Express Company is a financial services company engaged through subsidiaries in other businesses including:

o travel related services (including American Express(R) Card and operations through American Express Travel Related Services Company, Inc. and its subsidiaries); and

o international banking services (through American Express Bank Ltd. and its subsidiaries including American Express Bank International) and Travelers Cheque and related services.

CAPITAL STRUCTURE AND CERTIFICATES ISSUED

The Issuer has authorized, has issued and has outstanding 150,000 shares of common stock, par value of $10 per share. AEFC owns all of the outstanding shares.


As of the fiscal year ended Dec. 31, 2002, the Issuer had issued (in face amount) $336,839,832 of installment certificates and $1,946,470,135 of single payment certificates. As of Dec. 31, 2002, the Issuer had issued (in face amount) $14,168,060,986 of installment certificates and $25,181,658,896 of single payment certificates since its inception in 1941.


INVESTMENT MANAGEMENT AND SERVICES

Under an Investment Advisory and Services Agreement, AEFC acts as our investment advisor and is responsible for:

o   providing investment research,

o   making specific investment recommendations,

o and executing purchase and sale orders according to our policy of obtaining the best price and execution.

All these activities are subject to direction and control by our board of directors and officers. Our agreement with AEFC requires annual renewal by our board, including a majority of directors who are not interested persons of AEFC or the Issuer as defined in the federal Investment Company Act of 1940.

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For its services, we pay AEFC a monthly fee, equal on an annual basis to a percentage of the total book value of certain assets (included assets).

Advisory and services fee computation

                                                        Percentage of
Included assets                                       total book value

First $250 million                                           0.750%
Next $250 million                                            0.650
Next $250 million                                            0.550
Next $250 million                                            0.500
Any amount over $1 billion                                   0.107

Included assets are all assets of the Issuer except mortgage loans, real estate, and any other asset on which we pay an outside advisory or service fee. The fee paid to AEFC for managing and servicing bank loans is 0.35%.

Advisory and services fee for the past three years

                                                        Percentage of
Year                  Total fees                       included assets


2002                  $9,979,742                            23%
2001                   9,248,275                            24
2000                   8,778,883                            25

Estimated advisory and services fees for 2003 are $10,324,000.


Other expenses payable by the Issuer: The Investment Advisory and Services Agreement provides that we will pay:

o   costs incurred by us in connection with real estate and mortgages;

o   taxes;

o   depository and custodian fees;

o   brokerage commissions;

o fees and expenses for services not covered by other agreements and provided to us at our request, or by requirement, by attorneys, auditors, examiners and professional consultants who are not officers or employees of AEFC;

o fees and expenses of our directors who are not officers or employees of AEFC;

o provision for certificate reserves (interest accrued on certificate owner accounts); and

o   expenses of customer settlements not attributable to sales function.

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DISTRIBUTION

Under a Distribution Agreement with American Express Financial Advisors Inc., the Issuer pays an annualized fee equal to 1% of the amount outstanding for the distribution of this certificate. Payments are made at the end of each term on certificates with a one-, two- or three-month term. Payments are made each quarter from issuance date on certificates with a six-, 12-, 24- or 36-month term.


Total distribution fees paid to American Express Financial Advisors Inc. for all series of certificates amounted to $27,961,149 during the year ended Dec. 31, 2002. The Issuer expects to pay American Express Financial Advisors Inc. distribution fees amounting to $30,935,000 during 2003.


See Note 1 to financial statements regarding deferral of distribution fee expense.

American Express Financial Advisors Inc. pays selling expenses in connection with services to the Issuer. The Issuer's board of directors, including a majority of directors who are not interested persons of AEFC or AECC, approved this distribution agreement.


SELLING AGENT AGREEMENT AMERICAN EXPRESS BANK INTERNATIONAL

Under a Selling Agent Agreement with American Express Bank International (AEBI), American Express Financial Advisors Inc. compensates AEBI for its services as selling agent of this certificate as follows:

AEBI is paid an annualized fee ranging from 0.50% to 1.25% of the reserve balance of each certificate, depending on the amount outstanding for each such certificate, with this exception: the fee will be 0.40% of the reserve balance of each certificate with an amount outstanding of $1 million or more when:

o the aggregate reserve balance for that certificate, and any other certificate with identical ownership and an amount outstanding of $1 million or more, is at least $20 million;

o the aggregate reserve balance is invested for terms that average at least six months; and

o at least $5 million of this aggregate reserve balance is invested for a term of 12 months or longer.

American Express Financial Advisors Inc. has entered into a consulting agreement with AEBI under which AEBI provides consulting services related to any selling agent agreements between American Express Financial Advisors Inc. and other Edge Act corporations. For these services, American Express Financial Advisors Inc. pays AEBI a fee for this certificate ranging from 0.075% to 0.12% of the reserve balance of each


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


certificate, depending on the amount outstanding for each certificate for which another Edge Act corporation is the selling agent.

Such payments will be made periodically in arrears.

These fees are not assessed to your certificate account.

AEBI is an Edge Act corporation organized under the provisions of Section 25(a) of the Federal Reserve Act. It is a wholly owned subsidiary of American Express Bank Ltd. (AEBL). As an Edge Act corporation, AEBI is subject to the provisions of Section 25(a) of the Federal Reserve Act and Regulation K of the Board of Governors of the Federal Reserve System (the Federal Reserve). It is supervised and regulated by the Federal Reserve.

AEBI has an extensive international high net-worth client base that is serviced by a marketing staff in New York and Florida. The banking and financial products offered by AEBI include checking, money market and time deposits, credit services, check collection services, foreign exchange, funds transfer, investment advisory services and securities brokerage services. As of Dec. 31, 2002, AEBI had total assets of $791 million and total equity of $151 million.

Although AEBI is a banking entity, the American Express Investors Certificate is not a bank product, nor is it backed or guaranteed by AEBI, by AEBL, or by any other bank, nor is it guaranteed or insured by the FDIC or any other federal agency. AEBI is registered where necessary as a securities broker-dealer.


OTHER SELLING AGENTS

This certificate may be sold through selling agents, under arrangements with American Express Financial Advisors Inc. at commissions of up to:

o    0.90% of the initial investment on the first day of the certificate's term;
     and

o 0.90% of the certificate's reserve at the beginning of each subsequent term.

This fee is not assessed to your certificate account.

In addition, AECC may pay distributors, and American Express Financial Advisors Inc. may pay selling agents, additional compensation for selling and distribution activities under certain circumstances. From time to time, AECC or American Express Financial Advisors Inc. may pay or permit other promotional incentives, in cash or credit or other compensation.

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TRANSFER AGENT


Under a Transfer Agency Agreement, AECSC, a wholly owned subsidiary of AEFC, maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service.


EMPLOYMENT OF OTHER AMERICAN EXPRESS AFFILIATES

AEFC may employ an affiliate of American Express Company as executing broker for our portfolio transactions only if:

o we receive prices and executions at least as favorable as those offered by qualified independent brokers performing similar services;

o the affiliate charges us commissions consistent with those charged to comparable unaffiliated customers for similar transactions; and

o the affiliate's employment is consistent with the terms of federal securities laws.

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DIRECTORS AND OFFICERS

The Issuer's sole shareholder, AEFC, elects the board of directors that oversees the Issuer's operations. The board annually elects the directors, chairman, president and controller for a term of one year. The president appoints the other executive officers.


We paid a total of $30,437 during 2002 to directors not employed by AEFC.


Independent Board Members
---------------------------------------- --------------------------------------
Name,                                    Rodney P. Burwell
Address                                  7901 Xerxes Avenue South, Suite 201
Age                                      Bloomingtion, MN 55431
                                         Born in 1939

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   Chairman, Xerxes Corporation
years                                    (fiberglass storage tanks)


Other directorships                      TCF Financial


Committee memberships                    Dividend
---------------------------------------- --------------------------------------
Name,                                    Jean B. Keffeler
Address,                                 3424 Zenith Avenue South
Age                                      Minneapolis, MN 55416
                                         Born in 1945

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   Retired business executive
years

Other directorships

Committee memberships
---------------------------------------- --------------------------------------
Name,                                    Thomas R. McBurney
Address,                                 1700 Foshay Tower
Age                                      821 Marquette Ave.
                                         Minneapolis, MN 55402
                                         Born in 1938

Position held with Registrant and        Board member since 1999
length of service

Principal occupations during past five   President, McBurney Management Advisors
years


Other directorships                      The Valspar Corporation (paints)


Committee memberships                    Dividend
---------------------------------------- --------------------------------------

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


Independent Board Members (continued)

----------------------------------------- --------------------------------------
Name,                                     Karen M. Bohn
address,                                  6620 Iroquois Trail
age                                       Edina, MN 55439
                                          Born in 1953

Position held with Registrant and         Board member since 2002
length of service

Principal occupations during past five    President & CEO, Galeo Group LLC;
years                                     Independent business consultant

Other directorships                       Gabberts Inc., Alerus Financial Corp.,
                                          American Express Personal Trust
                                          Services, FSB
Committee memberships
----------------------------------------- --------------------------------------

Board Members Affiliated with the Issuer


----------------------------------------- --------------------------------------
Name,                                     Kent M. Bergene
address,                                  435 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1958


Position held with Registrant and         Board member since 2001
length of service

Principal occupations during past five    Vice President - Products Group of
years                                     AEFC, since 2001; Director - Variable
                                          Annuity Products, 1998-2001


Other directorships

Committee memberships
----------------------------------------- --------------------------------------
Name,                                     Paula R. Meyer
address,                                  596 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1954


Position held with Registrant and         Board member and President since 1998
length of service

Principal occupations during past five    Senior Vice President and General
years                                     Manager - Mutual Funds, AEFC, since
                                          2002; Vice President and Managing
                                          Director - American Express Funds,
                                          AEFC, 2000-2002; Vice President, AEFC,
                                          1998-2002


Other directorships

Committee memberships                     Dividend, Investment
----------------------------------------- --------------------------------------

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


Board Members Affiliated with the Issuer (continued)


----------------------------------------- --------------------------------------
Name,                                     Walter S. Berman
address,                                  50115 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1942


Position held with Registrant and         Board member since 2002
length of service

Principal occupations during past five    Executive Vice President and Corporate
years                                     Treasurer - American Express Company
                                          (AMEX) since 2002; Chief Financial
                                          Officer - AEFA since 2001; Various
                                          senior financial positions, including
                                          Treasurer of IBM, at other companies
                                          from 1996 to 2001


Other directorships

Committee memberships
----------------------------------------- --------------------------------------

Executive Officers
----------------------------------------- --------------------------------------
Name,                                     Paula R. Meyer
address,                                  596 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1954


Position held with Registrant and         Board member and President since 1998
length of service

Principal occupations during past five    Senior Vice President and General
years                                     Manager - Mutual Funds, AEFC, since
                                          2002; Vice President and Managing
                                          Director - American Express Funds,
                                          AEFC, 2000-2002; Vice President, AEFC,
                                          1998-2002


Other directorships

Committee memberships                     Dividend, Investment
----------------------------------------- --------------------------------------

Name,                                     John T. Sweeney
address,                                  50805 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1951


Position held with Registrant and         Vice President - Finance since 2003
length of service

Principal occupations during past five    Vice President - Lead Financial
years                                     Officer, Products, AEFC, since 2000;
                                          Vice President and Controller -
                                          Brokerage, 1995-2000

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


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Executive Officers (continued)
----------------------------------------- --------------------------------------
Name,                                     Lorraine R. Hart
Address,                                  53643 AXP Financial Center
Age                                       Minneapolis, MN 55474
                                          Born in 1951

Position held with Registrant and         Vice President - Investments
length of service

Principal occupations during past five    Vice President - Insurance
years                                     Investments, AEFC

Other directorships

Committee memberships                     Investment
----------------------------------------- --------------------------------------
Name,                                     H. Bernt von Ohlen
address,                                  50607 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1946

Position held with Registrant and         Vice President, General Counsel, and
length of service                         Secretary since September 2002

Principal occupations during past five    Vice President & Group Counsel, AEFC,
years                                     since 2000; Partner, D'Ancona & Pflaum
                                          LLC, 1999-2000; Counsel, Heartland
                                          Group, Inc., 1998-1999

Other directorships

Committee memberships
----------------------------------------- --------------------------------------
Name,                                     Judd K. Lohmann
address,                                  73 AXP Financial Center
age                                       Minneapolis, MN 55474
                                          Born in 1958

Position held with Registrant and         Treasurer since 2003
length of service

Principal occupations during past five    Assistant Treasurer and Director -
years                                     Finance and Analysis, AEFC, since May
                                          2000; Director of Operations, Advisor
                                          Business Systems, AEFC, 1996-2000

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


--------------------------------------------------------------------------------
35p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

----------------------------------------- --------------------------------------
Name, address, age                        Jeryl A. Millner
                                          50807 AXP Financial Center
                                          Minneapolis, MN 55474
                                          Born in 1959

Position held with Registrant and         Vice President and Controller since
length of service                         2003

Principal occupations during past five    Vice President and Lead Financial
years                                     Officer, Insurance, Annuities and
                                          Certificates of AEFC, since 2003; ING
                                          Group, Second Vice President,
                                          Controller - U.S. Life Group,
                                          2000-2002; Reliastar Financial Corp.,
                                          Second Vice President, Controller -
                                          Reliastar Life and Annuity, 1999-2000;
                                          Reliastar Financial Corp., Vice
                                          President, Chief Financial Officer and
                                          Treasurer - Northern Life Ins. Co.,
                                          1998-1999

Other directorships

Committee memberships
----------------------------------------- --------------------------------------


The officers and directors as a group beneficially own less than 1% of the common stock of American Express Company.

AECC has provisions in its bylaws relating to the indemnification of its officers and directors against liability, as permitted by law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the 1933 Act) may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

INDEPENDENT AUDITORS

A firm of independent auditors audits our financial statements at the close of each fiscal year (Dec. 31). Copies of our annual financial statements (audited) and semiannual financial statements (unaudited) are available to any certificate owner upon request.


Ernst & Young LLP, Minneapolis, Minnesota, has audited our financial statements at Dec. 31, 2002 and 2001 and for each of the years in the three-year period ended Dec. 31, 2002. These statements are included in this prospectus. Ernst & Young LLP is also the auditor for American Express Company, the parent company of AEFC and AECC.


--------------------------------------------------------------------------------
36p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Appendix

Description of corporate bond ratings

Bond ratings concern the quality of the issuing corporation. They are not an opinion of the market value of the security. Such ratings are opinions on whether the principal and interest will be repaid when due. A security's rating may change which could affect its price. Ratings by Moody's Investors Service, Inc. are Aaa, Aa, A, Baa, Ba, B, Caa, Ca and C. Ratings by Standard & Poor's are AAA, AA, A, BBB, BB, B, CCC, CC, C and D.

Aaa/AAA -- Judged to be of the best quality and carry the smallest degree of investment risk. Interest and principal are secure.

Aa/AA -- Judged to be high-grade although margins of protection for interest and principal may not be quite as good as Aaa or AAA rated securities.

A -- Considered upper-medium grade. Protection for interest and principal is deemed adequate but may be susceptible to future impairment.

Baa/BBB -- Considered medium-grade obligations. Protection for interest and principal is adequate over the short-term; however, these obligations may have certain speculative characteristics.

Ba/BB -- Considered to have speculative elements. The protection of interest and principal payments may be very moderate.

B -- Lack characteristics of more desirable investments. There may be small assurance over any long period of time of the payment of interest and principal.

Caa/CCC -- Are of poor standing. Such issues may be in default or there may be risk with respect to principal or interest.

Ca/CC -- Represent obligations that are highly speculative. Such issues are often in default or have other marked shortcomings.

C -- Are obligations with a higher degree of speculation. These securities have major risk exposures to default.

D -- Are in payment default. The D rating is used when interest payments or principal payments are not made on the due date.


Non-rated securities will be considered for investment. When assessing each non-rated security, AECC will consider the financial condition of the issuer or the protection afforded by the terms of the security.


--------------------------------------------------------------------------------
37p AMERICAN EXPRESS INVESTORS CERTIFICATE -- PROSPECTUS -- APRIL 30, 2003

Report of Independent Auditors

The Board of Directors and Security Holders
American Express Certificate Company:

We have audited the accompanying balance sheets of American Express Certificate Company, a wholly-owned subsidiary of American Express Financial Corporation, as of December 31, 2002 and 2001, and the related statements of operations, comprehensive income, stockholder's equity and cash flows for each of the three years in the period ended December 31, 2002. These financial statements are the responsibility of the management of American Express Certificate Company. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of investments owned as of December 31, 2002 and 2001 by correspondence with custodians. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of American Express Certificate Company at December 31, 2002 and 2001, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States.





ERNST & YOUNG  LLP
Minneapolis, Minnesota
January 27, 2003

Finanacial Statements

Balance Sheets, December 31,
Assets

(In thousands)                                                                        2002              2001

Qualified Assets (note 2)
Investments in unaffiliated issuers (notes 3, 4 and 10):
  Cash and cash equivalents                                                        $  224,363        $   72,817
  Available-for-sale securities                                                     4,389,396         4,073,901
  First mortgage loans on real estate and other loans                                 452,243           343,434
  Certificate loans - secured by certificate reserves                                  18,614            21,807
Investments in and advances to affiliates                                                  --               422
                                                                                    ---------         ---------
Total investments                                                                   5,084,616         4,512,381
                                                                                    ---------         ---------
Receivables:
  Dividends and interest                                                               34,114            38,298
  Investment securities sold                                                           24,170            21,500
                                                                                       ------            ------

Total receivables                                                                      58,284            59,798
                                                                                       ------            ------

Other (notes 9 & 10)                                                                   34,403            48,393
                                                                                       ------            ------

Total qualified assets                                                              5,177,303         4,620,572
                                                                                    ---------         ---------
Other Assets
Deferred distribution fees and other                                                    5,979             7,781
                                                                                        -----             -----
Total other assets                                                                      5,979             7,781
                                                                                        -----             -----
Total assets                                                                       $5,183,282        $4,628,353
                                                                                   ==========        ==========

Balance Sheets, Dec. 31, (continued)

Liabilities and Stockholder's Equity (in thousands, except share amounts)           2002               2001
Liabilities
Certificate Reserves (note 5):
     Installment certificates:
        Reserves to mature                                                    $  168,957         $  193,175
        Additional credits and accrued interest                                    3,988              5,082
        Advance payments and accrued interest                                        564                645
        Other                                                                         34                 33
     Fully paid certificates:
        Reserves to mature                                                     4,277,348          3,900,824
        Additional credits and accrued interest                                   42,311             59,948
     Due to unlocated certificate holders                                            170                219
                                                                                     ---                ---
Total certificate reserves                                                     4,493,372          4,159,926
                                                                               ---------          ---------
Accounts Payable and Accrued Liabilities:
     Due to Parent (note 7)                                                          887                878
     Due to Parent for federal income taxes                                        3,908              1,774
     Due to other affiliates (note 7)                                                690                587
     Deferred federal income taxes, net (note 8)                                  29,556                404
     Payable for investment securities purchased                                 263,658            163,507
     Other (notes 9 and 10)                                                       31,822             38,272
                                                                                  ------             ------
Total accounts payable and accrued liabilities                                   330,521            205,422
                                                                                 -------            -------
Total liabilities                                                              4,823,893          4,365,348
                                                                               ---------          ---------
Commitments (note 4)
                                                                               ---------          ---------
Stockholder's Equity (notes 5 and 6)
Common stock, $10 par -- authorized and issued 150,000 shares                      1,500              1,500
Additional paid-in capital                                                       373,844            383,844
Retained earnings (deficit):
     Appropriated for predeclared additional credits/interest                        811              1,123
     Appropriated for additional interest on advance payments                         15                 15
     Unappropriated                                                             (100,142)          (146,593)
Accumulated other comprehensive income -- net of tax (note 1)                     83,361             23,116
                                                                                  ------             ------
Total stockholder's equity                                                       359,389            263,005
                                                                                 -------            -------
Total liabilities and stockholder's equity                                    $5,183,282         $4,628,353
                                                                              ==========         ==========

See notes to financial statements.

Statements of Operations

Year ended Dec. 31, (In thousands)                                                      2002           2001          2000
Investment Income
Interest income from unaffiliated investments:
    Bonds and notes                                                                 $227,609       $214,534      $204,923
    Mortgage loans on real estate and other loans                                     27,719         25,133        26,675
    Certificate loans                                                                  1,095          1,293         1,471
Dividends                                                                              9,949         19,986        32,478
Other                                                                                    980            577           559
                                                                                         ---            ---           ---
Total investment income                                                              267,352        261,523       266,106
                                                                                     -------        -------       -------
Investment Expenses
Parent and affiliated company fees (note 7):
    Distribution                                                                      29,762         30,924        31,209
    Investment advisory and services                                                   9,980          9,248         8,779
    Transfer agent                                                                     3,203          3,161         3,300
    Depository                                                                           321            285           254
Options (note 9)                                                                      36,421         39,510        43,430
Repurchase agreements                                                                     --             52           124
Interest rate swap agreements (note 9)                                                 9,780         17,616            17
Other                                                                                    360            432           410
                                                                                         ---            ---           ---
Total investment expenses                                                             89,827        101,228        87,523
                                                                                      ------        -------        ------
Net investment income before provision for certificate
    reserves and income tax (expense) benefit                                        177,525        160,295       178,583
                                                                                     -------        -------       -------
Provision for Certificate Reserves (notes 5 and 9)
According to the terms of the certificates:
    Provision for certificate reserves                                                 7,888         10,321        12,599
    Interest on additional credits                                                       543            597           714
    Interest on advance payments                                                          19             34            33
Additional credits/interest authorized by AECC:
    On fully paid certificates                                                        88,201        138,020       134,633
    On installment certificates                                                        4,757          7,559         8,483
                                                                                       -----          -----         -----
Total provision for certificate reserves before reserve recoveries                   101,408        156,531       156,462
Reserve recoveries from terminations prior to maturity                                (1,156)        (1,144)       (1,001)
                                                                                      ------         ------        ------
Net provision for certificate reserves                                               100,252        155,387       155,461
                                                                                     -------        -------       -------
Net investment income before income tax (expense) benefit                             77,273          4,908        23,122
Income tax (expense) benefit (note 8)                                                (24,866)         3,348           (14)
                                                                                     -------          -----           ---
Net investment income                                                                 52,407          8,256        23,108
                                                                                      ------          -----        ------
Net realized loss on investments
Securities of unaffiliated issuers before income tax benefit                          (9,899)       (92,375)      (10,110)
                                                                                      ------        -------       -------
Income tax benefit (expense) (note 8):
    Current                                                                           (5,742)        36,320          (537)
    Deferred                                                                           9,373         (3,989)        4,076
                                                                                       -----         ------         -----
Total income tax benefit                                                               3,631         32,331         3,539
Net realized loss on investments                                                      (6,268)       (60,044)       (6,571)
                                                                                      ------        -------        ------
Cumulative effect of accounting change
    (net of income tax benefit of $214)                                                   --           (397)           --
                                                                                      ------        -------        ------
Net income (loss)                                                                   $ 46,139       $(52,185)     $ 16,537
                                                                                    ========       ========      ========

See notes to financial statements.

Statements of Comprehensive Income
Year ended Dec. 31, (In thousands)                                                    2002           2001          2000

Net income (loss)                                                                   $ 46,139       $(52,185)      $16,537
                                                                                    --------       --------       -------
Other comprehensive income net of tax (note 1)
Cumulative effect of accounting change (note 1)                                           --         (2,187)           --
Unrealized gains on available-for-sale securities:
    Unrealized holding gains arising during year                                      99,188         19,959        21,840
    Income tax expense                                                               (34,716)        (6,986)       (7,644)
                                                                                     -------         ------        ------
    Net unrealized holding gains arising during the period                            64,472         12,973        14,196
    Reclassification adjustment for (gains) losses
       included in net income (loss)                                                  (8,142)       101,754        (1,417)
    Income tax expense (benefit)                                                       2,850        (35,614)          496
                                                                                       -----        -------           ---
    Net reclassification adjustment for (gains) losses
       included in net income (loss)                                                  (5,292)        66,140          (921)
                                                                                      ------         ------          ----
Net unrealized gains on available-for-sale securities                                 59,180         79,113        13,275
Unrealized losses on interest rate swaps:
    Unrealized losses arising during the period                                       (8,141)       (19,683)           --
    Income tax benefit                                                                 2,849          6,889            --
                                                                                       -----          -----          ----
    Net unrealized holding losses arising during the period                           (5,292)       (12,794)           --
                                                                                      ------        -------          ----
    Reclassification adjustment for losses
       included in net income (loss)                                                   9,780         17,616            --
    Income tax benefit                                                                (3,423)        (6,166)           --
                                                                                      ------         ------          ----
    Net reclassification adjustment for losses
       included in net income (loss)                                                   6,357         11,450            --
                                                                                       -----         ------          ----
Net unrealized gains (losses) on interest rate swaps                                   1,065         (1,344)           --
Net other comprehensive income                                                        60,245         75,582        13,275
                                                                                      ------         ------        ------
Total comprehensive income                                                          $106,384       $ 23,397       $29,812
                                                                                    ========       ========       =======

See notes to financial statements.

Statements of Stockholder's Equity

Year ended Dec. 31, (In thousands)                                                      2002           2001          2000
Common Stock
Balance at beginning and end of year                                               $   1,500      $   1,500      $  1,500
                                                                                   ---------      ---------      --------
Additional Paid-in Capital
Balance at beginning of year                                                       $ 383,844      $ 143,844      $143,844
(Return of capital to) contribution from Parent                                      (10,000)       240,000            --
                                                                                     -------        -------
Balance at end of year                                                             $ 373,844      $ 383,844      $143,844
                                                                                   =========      =========      ========
Retained Earnings
Appropriated for predeclared additional credits/interest (note 5)
Balance at beginning of year                                                       $   1,123      $   2,684      $  2,879
Transferred to unappropriated retained earnings                                         (312)        (1,561)         (195)
                                                                                        ----         ------          ----
Balance at end of year                                                             $     811      $   1,123      $  2,684
                                                                                   ---------      ---------      --------
Appropriated for additional interest on advance payments (note 5)
Balance at beginning of year                                                       $      15      $      15      $     10
Transferred from unappropriated retained earnings                                         --             --             5
                                                                                   ---------      ---------      --------
Balance at end of year                                                             $      15      $      15      $     15
                                                                                   ---------      ---------      --------
Unappropriated (note 6)
Balance at beginning of year                                                       $(146,593)     $  70,937      $ 59,210
Net income (loss)                                                                     46,139        (52,185)       16,537
Transferred from appropriated retained earnings                                          312          1,561           190
Capital dividends declared                                                                --       (166,906)           --
Cash dividends declared                                                                   --             --        (5,000)
                                                                                   ---------      ---------      --------
Balance at end of year                                                             $(100,142)     $(146,593)     $ 70,937
                                                                                   =========      =========      ========
Accumulated other comprehensive income -- net of tax (note 1)
Balance at beginning of year                                                       $  23,116      $ (52,466)     $(65,741)
Net other comprehensive income                                                        60,245         75,582        13,275
                                                                                      ------         ------        ------
Balance at end of year                                                             $  83,361      $  23,116      $(52,466)
                                                                                   ---------      ---------      --------
Total stockholder's equity                                                         $ 359,389      $ 263,005      $166,514
                                                                                   =========      =========      ========

See notes to financial statements.

Statements of Cash Flows

Year ended Dec. 31, (In thousands)                                                    2002           2001          2000
Cash Flows from Operating Activities
Net income (loss)                                                                $    46,139    $   (52,185)  $    16,537
Adjustments to reconcile net income (loss) to net
    cash provided by operating activities:
    Cumulative effect of accounting change, net of tax (note 1)                           --            397            --
    Net provision for certificate reserves                                           100,252        155,387       155,461
    Interest income added to certificate loans                                          (738)          (820)         (914)
    Amortization of premiums/discounts -- net                                         (2,426)        (1,483)       42,192
    Provision for deferred federal income taxes                                       (3,288)        (9,793)        4,940
    Net realized loss on investments before income taxes                               9,899         92,375        10,110
    Decrease (increase) in dividends and interest receivable                           4,184          9,603        (6,317)
    Decrease in deferred distribution fees                                             1,802          1,525         2,946
    Decrease (increase) in other assets                                               13,990          4,622        (7,016)
    Increase (decrease) in other liabilities                                          14,848         14,001        (2,823)
                                                                                      ------         ------        ------
Net cash provided by operating activities                                            184,662        213,629       215,116
                                                                                     -------        -------       -------
Cash Flows from Investing Activities
Maturity and redemption of investments:
    Held-to-maturity securities                                                           --             --       138,150
    Available-for-sale securities                                                  1,111,493        704,877       447,643
    Other investments                                                                 88,437         30,307        68,877
Sale of investments:
    Held-to-maturity securities                                                           --             --         8,836
    Available-for-sale securities                                                    884,524        969,308       312,612
    Other investments                                                                 11,166             --            --
Certificate loan payments                                                              2,919          3,127         3,399
Purchase of investments:
    Held-to-maturity securities                                                           --             --          (161)
    Available-for-sale securities                                                 (2,128,914)    (2,274,412)   (1,250,487)
    Other investments                                                               (233,075)       (54,927)      (49,460)
Certificate loan fundings                                                             (2,085)        (2,830)       (3,197)
                                                                                      ------         ------        ------
Net cash used in investing activities                                               (265,535)      (624,550)     (323,788)
                                                                                    --------       --------      --------

Statements of Cash Flows (continued)

Year ended Dec. 31, (In thousands)                                                   2002           2001          2000
Cash Flows from Financing Activities
Payments from certificate owners                                                 $ 2,031,414    $ 1,919,769   $ 1,667,475
Proceeds from repurchase agreements                                                       --            500            --
Certificate maturities and cash surrenders                                        (1,788,995)    (1,734,742)   (1,517,178)
Payments under repurchase agreements                                                      --           (500)      (25,000)
(Return of capital to) contribution from parent                                      (10,000)       240,000            --
Dividends paid                                                                            --             --        (5,000)
                                                                                     -------        -------       -------
Net cash provided by financing activities                                            232,419        425,027       120,297
                                                                                     -------        -------       -------
Net increase in cash and cash equivalents                                            151,546         14,106        11,625
Cash and cash equivalents at beginning of year                                        72,817         58,711        47,086
                                                                                      ------         ------        ------
Cash and cash equivalents at end of year                                         $   224,363    $    72,817   $    58,711
                                                                                 ===========    ===========   ===========
Supplemental Disclosures Including Non-cash Transactions
Cash paid for income taxes                                                       $    22,233    $        --   $     2,558
Certificate maturities and surrenders through
    loan reductions                                                                    3,097          4,263         4,060
                                                                                       -----          -----         -----

See notes to financial statements.

Notes to Financial Statements

(In thousands unless indicated otherwise)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of business

American Express Certificate Company (AECC), is a wholly-owned subsidiary of American Express Financial Corporation (Parent), which is a wholly-owned subsidiary of American Express Company. AECC is registered as an investment company under the Investment Company Act of 1940 ("the 1940 Act") and is in the business of issuing face-amount investment certificates. Face-amount certificates issued by AECC entitle the certificate owner to receive at maturity a stated amount of money and interest or credits declared from time to time by AECC, at its discretion. The certificates issued by AECC are not insured by any government agency. AECC's certificates are sold primarily by American Express Financial Advisor Inc.'s (AEFA) (an affiliate) field force operating in 50 states, the District of Columbia and Puerto Rico. The Parent acts as investment advisor for AECC.

AECC currently offers ten types of certificates with specified maturities ranging from 10 to 20 years. Within their specified maturity, most certificates have interest rate terms of one- to 36-months. In addition, three types of certificates have interest tied, in whole or in part, to any upward movement in a broad-based stock market index. Except for two types of certificates, all of the certificates are available as qualified investments for Individual Retirement Accounts or 401(k) plans and other qualified retirement plans.

AECC's gross income is derived primarily from interest and dividends generated by its investments. AECC's net income is determined by deducting from such gross income its provision for certificate reserves, and other expenses, including taxes, the fee paid to Parent for investment advisory and other services, and the distribution fees paid to AEFA.

Basis of financial statement presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States. AECC uses the equity method of accounting for its wholly-owned unconsolidated subsidiary, which is the method prescribed by the Securities and Exchange Commission (SEC) for non-investment company subsidiaries. Certain prior year amounts have been reclassified to conform to the current year's presentation.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities and the reported amounts of income and expenses during the year then ended. Actual results could differ from those estimates.

Fair values of financial instruments

The fair values of financial instruments disclosed in the notes to financial statements are estimates based upon current market conditions and perceived risks, and require varying degrees of management judgment.

Interest Income

Interest income is accrued as earned using the effective interest method, which makes an adjustment for security premiums and discounts, so that the related security recognizes a constant rate of return on the outstanding balance throughout its term.

Preferred stock dividend income

AECC recognizes dividend income from cumulative redeemable preferred stocks with fixed maturity amounts on an accrual basis similar to that used for recognizing interest income on debt securities. Dividend income from perpetual preferred stock is recognized on an ex-dividend basis.

Cash and cash equivalents

Cash equivalents are carried at amortized cost, which approximates fair value. AECC has defined cash and cash equivalents as cash in banks and highly liquid investments with a maturity of three months or less at acquisition and are not interest rate sensitive.

Investment securities

Debt securities and marketable equity securities are classified as available-for-sale and carried at fair value. Unrealized holding gains and losses on securities classified as available-for-sale are carried as a separate component, net of deferred income taxes, in Accumulated other comprehensive income (loss) in Stockholder's Equity.

The basis for determining cost in computing realized gains and losses on securities is specific identification. Gains and losses are recognized in the results of operations upon disposition of the securities. In addition, losses are also recognized when management determines that a decline in value is other-than-temporary, which requires judgment regarding the amount and timing of recovery. Indicators of other-than-temporary impairment for debt securities include issuer downgrade, default or bankruptcy. AECC also considers the extent to which cost exceeds fair value, the duration of time of that decline and management's judgment as to the issuer's current and prospective financial condition. The charges are reflected in the Net realized loss on investments within the Statement of Operations.

First mortgage loans on real estate and other loans

Mortgage and other loans reflects principal amounts outstanding less reserves for losses, which is the basis for determining any realized gains or losses. The estimated fair value of the mortgage loans on real estate is determined by a discounted cash flow analysis using mortgage interest rates currently offered for mortgages of similar maturities. The fair value of the other loans represents market prices or estimated fair values when quoted prices are not available.

The reserve for losses is measured as the excess of the loan's recorded investment over its present value of expected principal and interest payments discounted at the loan's effective interest rate or the fair value of collateral. Additionally, the level of the reserve account is determined based on several factors, including historical experience and current economic and political conditions. Management regularly evaluates the adequacy of the reserve for loan losses, and believes it is adequate to absorb estimated losses in the portfolio.

AECC generally stops accruing interest on mortgage loans on real estate for which interest payments are delinquent more than three months. Based on management's judgment as to the ultimate collectibility of principal, interest payments received are either recognized as income or applied to the recorded investment in the loan.

Certificates

Investment certificates may be purchased either with a lump-sum payment or by installment payments. Certificate owners are entitled to receive at maturity a definite sum of money. Payments from certificate owners are credited to investment certificate reserves. Investment certificate reserves accumulate interest at specified percentage rates as declared by AECC. Reserves also are maintained for advance payments made by certificate owners, accrued interest thereon, and for additional credits in excess of minimum guaranteed rates and accrued interest thereon. On certificates allowing for the deduction of a surrender charge, the cash surrender values may be less than accumulated investment certificate reserves prior to maturity dates. Cash surrender values on certificates allowing for no surrender charge are equal to certificate reserves. The payment distribution, reserve accumulation rates, cash surrender values, reserve values and other matters are governed by the 1940 Act.

Deferred distribution fee expense

On certain series of certificates, distribution fees are deferred and amortized over the estimated lives of the related certificates, which is approximately 10 years. Upon surrender prior to maturity, unamortized deferred distribution fees are recognized in expense and any related surrender charges are recognized as a reduction in Provision for certificate reserves.

Federal income taxes

AECC's taxable income or loss is included in the consolidated federal income tax return of American Express Company. AECC provides for income taxes on a separate return basis, except that, under an agreement between Parent and American Express Company, tax benefits are recognized for losses to the extent they can be used in the consolidated return. It is the policy of the Parent and its subsidiaries that the Parent will reimburse a subsidiary for any tax benefits recorded.

Accounting developments

Effective Jan. 1, 2001, AECC adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended (SFAS No. 133), which establishes the accounting and reporting standards for derivative instruments and hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities on the balance sheet and measure those instruments at fair value. Changes in the fair value of a derivative are recorded in earnings or directly to equity, depending on the instrument's designated use. Those derivative instruments that are designated and qualify as hedging instruments are further classified as either a cash flow hedge, a fair value hedge, or a hedge of a net investment in a foreign operation, based upon the exposure being hedged. The adoption of SFAS No. 133 on Jan. 1, 2001, resulted in a cumulative after-tax reduction of $397 and $2,187 to earnings and other comprehensive income (OCI), respectively. See note 9 for further discussion of the Company's derivative and hedging activities.

In January 2003, the FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46), which addresses consolidation by business enterprises of variable interest entities (VIEs). The accounting provisions and expanded disclosure requirements for VIEs existing at Dec. 31, 2002, are fully effective for reporting periods beginning after June 15, 2003. An entity shall be subject to consolidation according to the provisions of FIN 46, if, by design, either (i) the total equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties, or (ii) as a group, the holders of the equity investment at risk lack (a) direct or indirect ability to make decisions about an entity's activities; (b) the obligation to absorb the expected losses of the entity if they occur; or (c) the right to receive the expected residual return of the entity if they occur. In general, FIN 46 will require a VIE to be consolidated when an enterprise has a variable interest that will absorb a majority of the VIE's expected losses or receive a majority of the VIE's expected residual return.

It is likely that AECC will disclose additional information about VIE's when FIN 46 becomes effective in the third quarter of 2003. The entity primarily impacted by FIN 46 relates to a secured loan trust (SLT) for which AECC has a 33% ownership interest. The SLT provides returns to investors primarily based on the performance of an underlying portfolio of high-yield loans. AECC's pro rata return is based on the performance of up to $125,000 of high yield loans. Currently, the underlying portfolio consists of $114,472 in high-yield loans which have a market value of $103,739. The SLT has an adjusted cost basis of $26,593. AECC continues to evaluate other relationships and interest in entities that may be considered VIEs. The impact of adopting FIN 46 on the Consolidated Financial Statements is still being reviewed.

2. DEPOSIT OF ASSETS AND MAINTENANCE OF QUALIFIED ASSETS

Under the provisions of its certificates and the 1940 Act, AECC was required to have Qualified Assets (as that term is defined in Section 28(b) of the 1940 Act) in the amount of $4,492,725 and $4,152,437 at Dec. 31, 2002 and 2001,
respectively. AECC had Qualified Assets of $4,778,592 and $4,413,104 at Dec. 31, 2002 and 2001, respectively, excluding net unrealized appreciation on Available-for-sale securities of $135,010 and $43,962 at Dec. 31, 2002 and 2001, respectively, and Payable for investment securities purchased of $263,658 and $163,507 at Dec. 31, 2002 and 2001, respectively.

Qualified Assets are valued in accordance with such provisions of Minnesota Statutes as are applicable to investments of life insurance companies. These values are the same as financial statement carrying values, except for debt securities classified as available-for-sale and all marketable equity securities, which are carried at fair value in the financial statements but are valued at amortized cost for qualified asset and deposit maintenance purposes.

Pursuant to provisions of the certificates, the 1940 Act, the central depository agreement and requirements of various states, qualified assets of AECC were deposited as follows:

                                                                            Dec. 31, 2002
                                                                               Required
                                                            Deposits           deposits       Excess
Deposits to meet certificate liability requirements:
   States                                                   $      362       $      318      $     44
   Central Depository                                        5,031,924        4,472,886       559,038
                                                             ---------        ---------       -------
Total                                                       $5,032,286       $4,473,204      $559,082
                                                            ----------       ----------      --------

                                                                             Dec. 31, 2001
                                                                               Required
                                                            Deposits           deposits       Excess
Deposits to meet certificate liability requirements:
   States                                                   $      361       $      318      $     43
   Central Depository                                        4,547,283        4,129,056       418,227
                                                             ---------        ---------       -------
Total                                                       $4,547,644       $4,129,374      $418,270
                                                            ----------       ----------      --------


The assets on deposit at Dec. 31, 2002 and 2001 consisted of securities and other loans having a deposit value of $4,608,914 and $3,955,748, respectively; mortgage loans on real estate of $338,924 and $343,434, respectively, and other assets of $84,448 and $248,462, respectively.

American Express Trust Company is the central depository for AECC. See note 7.

3. INVESTMENTS IN SECURITIES

Fair values of investments in securities represent market prices or estimated fair values when quoted prices are not available. Estimated fair values are determined by using established procedures involving, among other things, review of market indexes, price levels of current offerings and comparable issues, price estimates, estimated future cash flows, and market data from independent brokers. The procedures are reviewed annually by management and the Board of Directors.

Because of changes to the rules for hedging investments, the transition provisions of SFAS No. 133, as amended, permitted held-to-maturity securities under SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities," to be reclassified at the date of adoption to available-for-sale or trading. AECC reclassified all held-to-maturity securities to available-for-sale upon adoption as of Jan. 1, 2001.

A summary of Available-for-sale securities at Dec. 31, is as follows:

                                                                        2002
                                                              Gross            Gross
                                             Amortized     unrealized       unrealized        Fair
                                               cost           gains           losses          value
U.S. Government and agency obligations     $      362      $     37         $    --      $      399
Mortgage and asset-backed securities        2,938,348        94,528           1,728       3,031,148
Structured investments                         33,470         2,175              --          35,645
State and municipal obligations                 9,424           385              --           9,809
Corporate debt securities                   1,172,446        53,394          15,540       1,210,300
Stated maturity preferred stock                82,554         1,876             383          84,047
Perpetual preferred stock                      17,782           266              --          18,048
                                           ----------      --------         -------      ----------
Total                                      $4,254,386      $152,661         $17,651      $4,389,396
                                           ----------      --------         -------      ----------

                                                                       2001
                                                              Gross            Gross
                                             Amortized     unrealized       unrealized        Fair
                                               cost           gains           losses          value

U.S. Government and agency obligations     $      361       $    24         $    --      $      385
Mortgage and asset-backed securities        2,136,070        23,121          10,059       2,149,132
Structured investments                         59,586           582           2,613          57,555
State and municipal obligations                10,893           563              --          11,456
Corporate debt securities                   1,623,612        38,078          10,379       1,651,311
Stated maturity preferred stock               168,963         4,489             150         173,302
Perpetual preferred stock                      30,282           454             320          30,416
Common stock                                      172           172              --             344
                                           ----------       -------         -------      ----------
Total                                      $4,029,939       $67,483         $23,521      $4,073,901
                                           ----------       -------         -------      ----------

The amortized cost and fair value of Available-for-sale securities, by contractual maturity at Dec. 31, 2002 are shown below. Cash flows may differ from contractual maturities because issuers may call or prepay obligations.

                                            Amortized       Fair
                                              cost          value
Due within one year                        $  212,117    $  214,421
Due from one to five years                    869,934       911,737
Due from five to ten years                    204,791       203,097
Due in more than ten years                     11,414        10,945
                                               ------        ------
                                            1,298,256     1,340,200
Mortgage and asset-backed securities        2,938,348     3,031,148
Perpetual preferred stock                      17,782        18,048
                                               ------        ------
Total                                      $4,254,386    $4,389,396
                                           ----------    ----------

During the years ended Dec. 31, 2002 and 2001, there were no securities classified as trading securities.

The proceeds from sales of Available-for-sale securities and the gross realized gains and gross realized losses on those sales during the years ended Dec. 31, were as follows:

                                                 2002          2001         2000
Proceeds                                     $887,194    $1,694,615     $312,728
Gross realized gains                           23,394        20,679        4,447
Gross realized losses                          15,741        83,932        3,136
                                               ------        ------        -----

During the years ended Dec. 31, 2002, 2001 and 2000, AECC also recognized losses of $15,789, $27,932, and $11,413, respectively, due to declines in the fair value of corporate debt or structured available-for-sale securities that were other-than-temporary. These amounts are reflected in Net realized loss on investments in the Statements of Operations.

Sales of Held-to-maturity securities, due to credit concerns and acceptance of a tender offer during the year ended Dec. 31, 2000 was as follows:

                                                 2002          2001         2000
Amortized cost                                    $--           $--       $9,015
Gross realized gains                               --            --           94
Gross realized losses                              --            --          273
                                               ------        ------        -----

Investments in securities with fixed maturities comprised 83% and 88% of AECC's total invested assets at Dec. 31, 2002 and 2001, respectively. Securities are rated by Moody's and Standard & Poors (S&P), or by Parent's internal analysts, using criteria similar to Moody's and S&P, when a public rating does not exist. Ratings are presented using S&P's convention and if the two agency's ratings differ, the lower rating is used. A summary of investments in securities with fixed maturities, at amortized cost, by rating of investment is as follows:

Rating                              2002              2001
AAA                                  69%              60%
AA                                    1                2
A                                    11               12
BBB                                  16               24
Below investment grade                3                2
                                    ---              ---
Total                               100%             100%
                                    ---              ---

Of the securities rated AAA, 94% and 88% at Dec. 31, 2002 and 2001, respectively, are U.S. Government Agency mortgage-backed securities that are not rated by a public rating agency. At Dec. 31, 2002 and 2001, approximately 9% and 11%, respectively, of securities with fixed maturities, other than U.S. Government Agency mortgage-backed securities, are rated by Parent's internal analysts.

At Dec. 31, 2002 and 2001 no one issuer, other than U.S. Government Agency mortgage-backed securities, is greater than 1% of AECC's total investment in securities with fixed maturities.

AECC reserves freedom of action with respect to its acquisition of restricted securities that offer advantageous and desirable investment opportunities. In a private negotiation, AECC may purchase for its portfolio all or part of an issue of restricted securities. Since AECC would intend to purchase such securities for investment and not for distribution, it would not be "acting as a distributor" if such securities are resold by AECC at a later date.

The fair values of restricted securities are determined by the board of directors using the procedures and factors as described previously.

In the event AECC were to be deemed to be a distributor of the restricted securities, it is possible that AECC would be required to bear the costs of registering those securities under the Securities Act of 1933, although in most cases such costs would be incurred by the issuer of the restricted securities.

AECC's net losses in 2001 were primarily composed of a $36.9 million loss to recognize the impact of higher default assumptions used to determine impairment on rated structured investments and a $57.1 million loss on high-yield securities. The write-downs of these investments were associated with the company's decision to reduce the Company's holdings of high-yield investments and rebalance the fixed maturity investment portfolio towards higher quality, less volatile holdings.

4. INVESTMENTS IN FIRST MORTGAGE LOANS ON REAL ESTATE AND OTHER LOANS

During the years ended Dec. 31, 2002 and 2001, AECC held no investments in impaired mortgage or other loans. During 2000, the average recorded investment in impaired loans was $195.

AECC recognized $13 of interest income related to impaired mortgage and other loans for the year ended Dec. 31, 2000.

The reserve for loss on mortgage loans and other loans increased to $4,223 on Dec. 31, 2002, from $1,935 at Dec. 31, 2001 and $744 at Dec. 31, 2000.

At Dec. 31, 2002 and 2001, approximately 7% and 8%, respectively, of AECC's invested assets were First mortgage loans on real estate. A summary of First mortgage loans on real estate by region and property type at Dec. 31, is as follows:

Region                              2002              2001
South Atlantic                       18%              20%
West North Central                   15               17
East North Central                   13               15
Mountain                             13               17
West South Central                   17               13
Pacific                              12                9
New England                           6                4
Middle Atlantic                       6                5
                                    ---              ---
Total                               100%             100%
                                    ---              ---

Property Type                       2002              2001
Office buildings                     41%              29%
Retail/shopping centers              20               24
Apartments                           14               17
Industrial buildings                 15               14
Other                                10               16
                                    ---              ---
Total                               100%             100%
                                    ---              ---

The carrying amounts and fair values of First mortgage loans on real estate and other loans at Dec. 31 are below. The fair values for first mortgage loans on real estate are estimated using discounted cash flow analyses, using market interest rates currently being offered for loans with similar maturities. The fair value of other loans represents market prices or estimated fair values when quoted prices are not available.

                                                       2002                            2001
                                             Carrying          Fair        Carrying            Fair
                                               amount         value          amount           value
First mortgage loans on real estate          $342,147      $366,198        $345,369        $348,873
Other loans                                   114,319       111,550              --              --
Reserve for losses                             (4,223)           --          (1,935)             --
                                             --------      --------        --------        --------
Net first mortgage and other loans           $452,243      $477,748        $343,434        $348,873
                                             --------      --------        --------        --------

At Dec. 31, 2002 and 2001, commitments for fundings of first mortgage loans on real estate, at market interest rates, aggregated $13,400 and $7,100, respectively. AECC holds the mortgage document, which gives it the right to take possession of the property if the borrower fails to perform according to the terms of the agreements. AECC employs policies and procedures to ensure the creditworthiness of the borrowers and that funds will be available on the funding date. AECC's first mortgage loans on real estate fundings are restricted to 80% or less of the market value of the real estate at the time of the loan funding. Management believes there is no fair value for these commitments.

5. CERTIFICATE RESERVES

Reserves maintained on outstanding certificates have been computed in accordance with the provisions of the certificates and Section 28 of the 1940 Act. The average rates of accumulation on certificate reserves at Dec. 31, were as follows:

                                                             2002
                                                            Average     Average
                                                             gross    additional
                                               Reserve   accumulation   credit
                                               balance       rate        rate
Installment certificates:
Reserves to mature:
  With guaranteed rates                     $   12,663      3.50%       .50%
  Without guaranteed rates (A)                 156,294         --       1.04
Additional credits and accrued interest          3,988       3.20         --
Advance payments and accrued interest (B)          564       3.30        .18
Other                                               34         --         --
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                         95,941       3.20        .01
  Without guaranteed rates (A) and (C)       4,181,407         --        .73
Additional credits and accrued interest         42,311       3.08         --
Due to unlocated certificate holders               170         --         --
                                            ----------     ------     ------
Total                                       $4,493,372
                                            ----------

                                                             2001
                                                            Average     Average
                                                             gross   a dditional
                                               Reserve   accumulation   credit
                                               balance       rate        rate
Installment certificates:
Reserves to mature:
  With guaranteed rates                     $   14,367      3.50%       .50%
  Without guaranteed rates (A)                 178,808         --       3.94
Additional credits and accrued interest          5,082       3.18         --
Advance payments and accrued interest (B)          645       3.26        .21
Other                                               33         --         --
Fully paid certificates:
Reserves to mature:
  With guaranteed rates                        104,025       3.20        .24
  Without guaranteed rates (A) and (C)       3,796,799         --       2.71
Additional credits and accrued interest         59,948       3.12         --
Due to unlocated certificate holders               219         --         --
                                            ----------     ------     ------
Total                                       $4,159,926
                                            ----------

A) There is no minimum rate of accrual on these reserves. Interest is declared periodically, quarterly or annually, in accordance with the terms of the separate series of certificates.

B) Certain series of installment certificates guarantee accrual of interest on advance payments at an average of 3.26%. AECC has increased the rate of accrual to 4.00% through April 30, 2004. An appropriation of retained earnings of $15 has been made, which represents the estimated additional accrual that will result from the increase granted by AECC.

C) American Express Stock Market Certificate, American Express Market Strategy Certificate and American Express Equity Indexed Savings Certificate enable the certificate owner to participate in any relative rise in a major stock market index without risking loss of principal. Generally the certificates have a term of 52 weeks and may continue for up to 20 successive terms. The reserve balance on these certificates at Dec. 31, 2002 and 2001 was $999,067 and $1,095,531, respectively.

On certain series of single payment certificates, additional interest is predeclared for periods greater than one year. At Dec. 31, 2002, $811 of retained earnings had been appropriated for the predeclared additional interest, which represents the difference between certificate reserves on these series, calculated on a statutory basis, and the reserves maintained per books.

Fair values of certificate reserves with interest rate terms of one year or less approximated the carrying values less any applicable surrender charges. Fair values for other certificate reserves are determined by discounted cash flow analyses using interest rates currently offered for certificates with similar remaining terms, less any applicable surrender charges.

The carrying amounts and fair values of certificate reserves at Dec. 31, consisted of the following:

                                                       2002                          2001
                                             Carrying          Fair        Carrying            Fair
                                               amount         value          amount           value
Reserves with terms of one year or less    $4,007,664    $4,008,793      $3,867,493      $3,872,897
Other                                         485,708       497,689         292,433         301,621
                                              -------       -------         -------         -------
Total certificate reserves                  4,493,372     4,506,482       4,159,926       4,174,518
Unapplied certificate transactions                801           801           2,152           2,152
Certificate loans and accrued interest        (18,824)      (18,824)        (22,054)        (22,054)
                                              -------       -------         -------         -------
Total                                      $4,475,349    $4,488,459      $4,140,024      $4,154,616
                                           ----------    ----------      ----------      ----------

6. DIVIDEND RESTRICTION

Certain series of installment certificates outstanding provide that cash dividends may be paid by AECC only in calendar years for which additional credits of at least one-half of 1% on such series of certificates have been authorized by AECC. This restriction has been removed for 2003 and 2004 by AECC's declaration of additional credits in excess of this requirement.

7. RELATED PARTY TRANSACTIONS ($ NOT IN THOUSANDS)

Investment advisory, joint facilities, technology support and treasury services

The investment advisory and services agreement with Parent provides for a graduated scale of fees equal on an annual basis to 0.750% on the first $250 million of total book value of assets of AECC, 0.650% on the next $250 million, 0.550% on the next $250 million, 0.500% on the next $250 million and 0.107% on the amount in excess of $1 billion. The fee is payable monthly in an amount equal to one-twelfth of each of the percentages set forth above. Excluded from assets for purposes of this computation are first mortgage and other loans, real estate and any other asset on which AECC pays an outside advisory or service fee. The fee paid to AEFC for managing and servicing the other loans is 0.35%.

Distribution services

Fees payable to AEFA on sales of AECC's certificates are based upon terms of agreements giving AEFA the right to distribute the certificates covered under the agreements. The agreements provide for payment of fees over a period of time.

From time to time, AECC may sponsor or participate in sales promotions involving one or more of the certificates and their respective terms. These promotions may offer a special interest rate to attract new clients or retain existing clients. To cover the cost of these promotions, distribution fees paid to AEFA may be lowered. There were no changes to the distribution fees for the promotion of the American Express Flexible Savings Certificate which occurred June 5, 2002 to July 23, 2002. For the promotion of the seven-month interest rate term American Express Flexible Savings Certificate which occurred March 7, 2001 to May 8, 2001 and Oct. 31, 2001 to Dec. 11, 2001, the distribution fee was lowered to 0.030% and 0.017%, respectively.

The Aggregate fees payable under the agreements per $1,000 face amount of installment certificates and a summary of the periods over which the fees are payable are:

                                                                    Number of
                                                                   certificate
                                                                   years over
                                                                      which
                                        Aggregate fees payable     subsequent
                                              First   Subsequent   years' fees
                                     Total    year       years     are payable
On sales effective April 30, 1997   $25.00    $2.50     $22.50          9
                                    -------   -----     ------        ----

Effective April 25, 2001 fees on the American Express Cash Reserve Certificate are paid at a rate of 0.0625% of the purchase price at the time of issuance and 0.0625% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 24, 2001, fees on the American Express Cash Reserve Certificate are paid at a rate of 0.20% of the purchase price at the time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Effective April 26, 2000, fees on the American Express Flexible Savings Certificate are paid at a rate of 0.08% of the purchase price at the time of issuance and 0.08% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date. For certificates sold from April 30, 1997 to April 25, 2000, fees were paid at the rate of 0.20% of the purchase price at time of issuance and 0.20% of the reserves maintained for these certificates at the beginning of the second and subsequent quarters from issue date.

Fees on the American Express Investors Certificate are paid at an annualized rate of 1% of the reserves maintained for the certificates. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Fees on the American Express Preferred Investors Certificate are paid at a rate of 0.165% of the initial payment on issue date of the certificate and 0.165% of the certificate's reserve at the beginning of the second and subsequent quarters from issue date.

Effective April 28, 1999, fees on the American Express Stock Market, sold through AEFA, and American Express Market Strategy Certificates are paid at a rate of 0.90%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at the rate of 0.70%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Effective April 26, 2000, fees on the American Express Stock Market Certificates, sold through American Express Bank International, are paid at a rate of 0.90%. For certificates sold from April 28, 1999 to April 25, 2000, fees were paid at the rate of 1.00%. For certificates sold from April 30, 1997 to April 27, 1999, fees were paid at a rate of 1.25%. Fees are paid on the purchase price on the first day of the certificate's term and on the reserves maintained for these certificates at the beginning of each subsequent term.

Fees on the American Express Equity Indexed Savings Certificate are paid at a rate of 1.00% of the initial investment on the first day of each certificate's term and 1.00% of the certificate's reserve at the beginning of each subsequent term.

Depository fees

The basis for computing fees paid or payable to American Express Trust Company for depository services is as follows:

Depository fees paid or payable to American Express Trust Company (an affiliate)
is:
Maintenance charge per account              5 cents per $1,000 of assets on deposit
Transaction charge                          $20 per transaction
Security loan activity:
  Depositary Trust Company receive/deliver  $20 per transaction
  Physical receive/deliver                  $25 per transaction
  Exchange collateral                       $15 per transaction

A transaction consists of the receipt or withdrawal of securities and commercial paper and/or a change in the security position. The charges are payable quarterly except for maintenance, which is an annual fee.

Distribution fees

The basis for computing fees paid or payable to American Express Bank Ltd. (an affiliate) for the distribution of the American Express Special Deposits Certificate on an annualized basis is 1.25% of the reserves maintained for the certificates on an amount from $100,000 to $249,999, 0.80% on an amount from $250,000 to $499,999, 0.65% on an amount from $500,000 to $999,999 and 0.50% on an amount $1,000,000 or more. Fees are paid at the end of each term on certificates with a one-, two- or three-month term. Fees are paid at the end of each quarter from date of issuance on certificates with a six-, 12-, 24- or 36-month term.

Transfer agent fees

The basis of computing Transfer agent fees paid or payable to American Express Client Service Corporation (AECSC) (an affiliate) is under a Transfer Agency Agreement effective Jan. 1, 1998. AECSC maintains certificate owner accounts and records. AECC pays AECSC a monthly fee of one-twelfth of $10.353 per certificate owner account for this service. Prior to Jan. 1, 1998, AEFC provided this service to AECC under the investment advisory and services agreement.

Dividends

In 2001, AECC paid a $167 million dividend to its parent by transferring at book value certain collateralized debt obligation (CDO) securities owned by the Company. In part, the dividend was paid to allow AEFC to transfer the CDO securities and related accrued interest into a securitization trust.

8. INCOME TAXES

Income tax (expense) benefit as shown in the Statements of Operations for the three years ended Dec. 31, consists of:

                                                                2002             2001          2000
Federal:
   Current                                                   $(24,367)          $26,007       $ 8,586
   Deferred                                                     3,288             9,792        (4,941)
                                                                -----             -----        ------
                                                              (21,079)           35,799         3,645
State                                                            (156)             (120)         (120)
                                                                 ----              ----          ----
Total income tax (expense) benefit                           $(21,235)          $35,679       $ 3,525
                                                             ---------          -------       -------

Income tax (expense) benefit differs from that computed by using the federal statutory rate of 35%. The principal causes of the difference in each year are shown below:

                                                                2002             2001          2000
Federal tax (expense) benefit at federal statutory rate       $(23,581)         $30,752       $(4,554)
Dividend exclusion                                               2,462            4,971         8,064
Other, net                                                          40               76           135
                                                                    --               --           ---
Federal tax (expense) benefit                                 $(21,079)         $35,799       $ 3,645
                                                              --------          -------       -------

Deferred income taxes result from the net tax effects of temporary differences. Temporary differences are differences between the tax bases of assets and liabilities and their reported amounts in the financial statements that will result in differences between income for tax purposes and income for financial statement purposes in future years. Principal components of AECC's Deferred tax assets and Deferred tax liabilities as of Dec. 31, are as follows:

Deferred tax assets                                   2002            2001
Certificate reserves                               $  1,793        $  5,743
Investments                                          14,649          14,269
Purchased/written call options                          689              --
Other, net                                              245             160
                                                        ---             ---
Total deferred tax assets                          $ 17,376         $20,172
                                                   --------         -------
Deferred tax liabilities
Investment unrealized gains, net                   $ 44,720         $12,389
Deferred distribution fees                            2,091           2,721
Purchased/written call options                           --           5,227
Dividends receivable                                     79             196
Return of capital dividends                              42              43
                                                         --              --
Total deferred tax liabilities                       46,932          20,576
                                                     ------          ------
Net deferred tax liabilities                       $(29,556)       $   (404)
                                                   --------        --------

AECC is required to establish a valuation allowance for any portion of the Deferred tax assets that management believes will not be realized. In the opinion of management, it is more likely than not that AECC will realize the benefit of the Deferred tax assets and, therefore, no such valuation allowance has been established.

9. DERIVATIVE FINANCIAL INSTRUMENTS

AECC maintains an overall risk management strategy that incorporates the use of derivative instruments to minimize significant unplanned fluctuations in earnings that are caused by interest rate and equity market volatility. The Company enters into interest rate swaps to manage interest rate sensitivity and enters into options and futures contracts to mitigate the negative effect on earnings that would result from an increase in the equity markets.

AECC is exposed to risk associated with fluctuating interest payments on certain certificate products tied to the London Interbank Offering Rate (LIBOR) as the certificate products reset at shorter intervals than the average maturity of the investment portfolio. AECC's goal is to manage interest rate sensitivity by modifying the repricing characteristics of certificate liabilities so that the interest credited to related investment certificate owners is not adversely affected by movements in interest rates. As a result of interest rate fluctuations, the amount of interest paid on hedged liabilities will positively or negatively impact reported earnings. Income or loss on the derivative instruments that are linked to the hedged liabilities will generally offset the effect of this impact. The Company views this strategy as a prudent management of interest rate sensitivity, such that earnings are not exposed to undue risk presented by changes in interest rates.

AECC uses interest rate swap contracts to hedge the risk of rising interest rates on a portion of the certificate products. Interest rate swaps generally involve the exchange of fixed and variable rate interest rate payments between two parties, based on a common notional principal amount and maturity date. The Company is required to pay the counterparty to the contracts a stream of fixed interest payments, and in turn, receives a stream of LIBOR-based variable interest payments.

The interest rate swaps qualify for and are designated as cash flow hedges. The effective portions of changes in the fair value of the derivatives are recorded in Other Comprehensive Income (OCI). Amounts are reclassified from OCI to Investment expenses as interest is credited to certificate reserves. The fair value of the interest rate swaps are included in Accounts payable and accrued liabilities on the balance sheet.

For the years ended Dec. 31, 2002 and 2001, AECC recognized no losses on the derivatives as a result of ineffectiveness. AECC reclassified into earnings pretax losses of $9,780 and $17,616 during 2002 and 2001, respectively. An estimated $4,000 of the unrealized losses accumulated in OCI related to derivatives designated as cash flow hedges will be reclassified into earnings by Dec. 31, 2003. This effect will occur at the same time as the Company realizes the benefits of lower market rates of interest on its certificates. The longest period of time over which the Company is hedging exposure to the variability in future cash flows is 26 months.

AECC offers American Express Stock Market Certificates ("SMC") that offer a return based upon the relative change in a major stock market index between the beginning and end of the SMC's term. The SMC product contains an embedded derivative, essentially the equity based return of the certificate, that must be separated from the host contract and accounted for as a derivative instrument per SFAS No. 133. As a result of fluctuations in equity markets, and the corresponding changes in value of the embedded derivative, the amount of expenses incurred by the Company related to SMC will positively or negatively impact reported earnings. As a means of hedging its obligations under the provisions for these certificates, the Company purchases and writes call options on the major market index. The Company views this strategy as a prudent management of equity market sensitivity, such that earnings are not exposed to undue risk presented by changes in equity market levels.

On the same series of certificates, AECC also purchases futures on the major market index to hedge its obligations. The futures are marked-to-market daily and exchange traded, exposing the Company to no counterparty risk.

The options and futures contracts do not receive special hedge accounting under SFAS No. 133. As such, any changes in the fair value of the contracts are taken through earnings. The fair values of the purchased and written call options are included in Other qualified assets and Accounts payable and accrued liabilities, respectively, on the balance sheet. The fair value of the embedded derivatives are included under Certificate reserves. The gains and losses on the options, futures and embedded derivative instruments are recognized in Investment expenses on the statement of operations.

By using derivative instruments, AECC is exposed to credit and market risk. Credit risk is the possibility that the counterparty will not fulfill the terms of the contract. AECC monitors credit risk related to derivative financial instruments through established approval procedures, including setting concentration limits by counterparty, reviewing credit ratings and requiring collateral where appropriate.

Market risk is the possibility that the value of the derivative financial instrument will change due to fluctuations in a factor from which the instrument derives its value, primarily an interest rate or a major market index. AECC manages the market risk associated with interest rate contracts by establishing and monitoring limits as to the types and degree of risk that may be undertaken. AECC primarily uses derivatives to manage risk and, therefore, the cash flow and income effects of the derivatives are generally inverse to the effects of the underlying hedged transactions.

10. FAIR VALUES OF FINANCIAL INSTRUMENTS

AECC discloses fair value information for most on- and off-balance sheet financial instruments for which it is practicable to estimate that value. The fair value of the financial instruments presented may not be indicative of their future fair values. The estimated fair value of certain financial instruments such as Cash and cash equivalents, Receivables for Dividends and interest, and Investment securities sold, Accounts Payable Due to Parent and other affiliates, Payable for investment securities purchased and Other accounts payable and accrued expenses approximate the carrying amounts disclosed in the Balance Sheets.

A summary of fair values of financial instruments as of Dec. 31, is as follows:

                                                             2002                         2001
                                                   Carrying        Fair        Carrying          Fair
                                                     value         value         value           value
Financial assets:
    Assets for which carrying values
       approximate fair values                    $  282,382   $  282,382     $  132,303      $  132,303
    Investment securities (note 3)                 4,389,396    4,389,396      4,073,901       4,073,901
    First mortgage loans on real estate
       and other loans (note 4)                      452,243      477,748        343,434         348,873
    Derivative financial instruments (note 9)         34,403       34,403         48,393          48,393
Financial liabilities:
    Liabilities for which carrying values
       approximate fair values                       306,841      306,841        179,080         179,080
    Certificate reserves (note 5)                  4,475,349    4,488,459      4,140,024       4,154,616
    Derivative financial instruments (note 9)         26,703       26,703         32,558          32,558
                                                  ----------   ----------     ----------      ----------

Quick telephone reference*

Region offices      101 East 52nd Street             (212) 415-9500
                    4th Floor
                    New York, NY 10022

                    1221 Brickell Avenue             (305) 350-7750
                    8th Floor
                    Miami, FL 33131


American Express                                     (800) 862-7919
Client Service Corporation
70100 AXP Financial Center
Minneapolis, MN 55474


* You may experience delays when call volumes are high.

--------------------------------------------------------------------------------
(logo)
AMERICAN
   EXPRESS
(R)
--------------------------------------------------------------------------------

American Express
Certificate Company
70100 AXP Financial Center
Minneapolis, MN 55474
(800) 862-7919
(612) 671-3131

Distributed by
American Express
Financial Advisors Inc.

Investment Company Act File #811-00002

                                                                 S-6040 H (4/03)

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item
Number

Item 13. Other Expenses of Issuance and Distribution.

                  The expenses in connection with the issuance and distribution of the securities being registered are to be borne by the registrant.

Item 14. Indemnification of Directors and Officers.

                  The By-Laws of IDS Certificate Company provide that it shall indemnify any person who was or is a party or is threatened to be made a party, by reason of the fact that he was or is a director, officer, employee or agent of the company, or is or was serving at the direction of the company, or any predecessor corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to any threatened, pending or completed action, suit or proceeding, wherever brought, to the fullest extent permitted by the laws of the state of Delaware, as now existing or hereafter amended.

                  The By-Laws further provide that indemnification questions applicable to a corporation which has been merged into the company relating to causes of action arising prior to the date of such merger shall be governed exclusively by the applicable laws of the state of incorporation and by the by-laws of such merged corporation then in effect. See also Item 17.

Item 15. Recent Sales of Unregistered Securities.

(a)               Securities Sold

2000          American Express Special Deposits                  29,882,177.00
2001          American Express Special Deposits                  11,585,244.00
2002          American Express Special Deposits                   9,792,888.00

(b)               Underwriters and other purchasers

American  Express  Special  Deposits are marketed by American  Express Bank Ltd.
(AEB), an affiliate of American Express Certificate Company, to private banking clients of AEB in the United Kingdom and Hong Kong.

(c)               Consideration

All American Express Special Deposits were sold for cash. The aggregate offering price was the same as the amount sold in the table above. Aggregate marketing fees to AEB were $807,408.63 in 2000, $549,636.58 in 2001 and $446,326.20 in
2002.

(d)               Exemption from registration claimed

American Express Special Deposits are marketed, pursuant to the exemption in Regulation S under the Securities Act of 1933, by AEB in the United Kingdom and Hong Kong to persons who are not U.S. persons, as defined in Regulation S.

Item 16. Exhibits and Financial Statement Schedules.

(a)      Exhibits

         1. (a) Distribution Agreement dated November 18, 1988, between Registrant and IDS Financial Services Inc., filed electronically as Exhibit 1(a) to the Registration Statement No. 33-26844, for the American Express International Investment Certificate (now called, the IDS Investors Certificate) is incorporated herein by reference.

         2.       Not Applicable.

         3. (a) Certificate of Incorporation, dated December 31, 1977, filed electronically as Exhibit 3(a) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (b) Certificate of Amendment, dated April 2, 1984 filed electronically as Exhibit 3(b) to Post-Effective Amendment No. 10 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Certificate of Amendment, dated September 12, 1995, filed electronically as Exhibit 3(c) to Post-Effective Amendment No. 44 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (d) Certificate of Amendment, dated April 30, 1999, filed electronically as Exhibit 3(a) to Registrant's March 31, 1999 Quarterly Report on Form 10-Q is incorporated herein by reference.

            (e) Certificate of Amendment, dated January 28, 2000, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 47 to Registration Statement No. 2-55252 is incorporated herein by reference.

            (f) Current By-Laws, filed electronically as Exhibit 3(e) to Post-Effective Amendment No. 19 to Registration Statement No. 33-26844, are incorporated herein by reference.

 4.               Not Applicable.

 5. An opinion and consent of counsel as to the legality of the securities being registered, filed electronically as Exhibit 16(a)5 to Post-Effective Amendment No. 24 to Registration Statement No. 2-95577 is incorporated by reference.

6. through 9. --  None.

10.         (a)   Investment   Advisory   and   Services   Agreement   between
                  Registrant and  American Express Financial Corporation dated
                  March 6, 2002, filed  electronically as Exhibit 10(a) to
                  Registrant's Post-Effective Amendment No. 51 to Registration
                  Statement No. 2-55252, is incorporated herein by reference.

            (b) Depositary and Custodial Agreement dated September 30, 1985 between IDS Certificate Company and IDS Trust Company, filed electronically as Exhibit 10(b) to Registrant's Post-Effective Amendment No. 3 to Registration Statement No. 2-89507, is incorporated herein by reference.

            (c) Foreign Deposit Agreement dated November 21, 1990, between IDS Certificate Company and IDS Bank & Trust, filed electronically as Exhibit 10(h) to Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (d) Selling Agent Agreement dated June 1, 1990, between American Express Bank International and IDS Financial Services Inc. for the American Express Investors and American Express Stock Market Certificates, filed electronically as Exhibit 1(c) to the Post-Effective Amendment No. 5 to Registration Statement No. 33-26844, is incorporated herein by reference.

            (e) Second amendment to Selling Agent Agreement between American Express Financial Advisors Inc. and American Express Bank International dated as of May 2, 1995, filed electronically as Exhibit (1) to Registrant's June 30, 1995, Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (f) Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd., filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 31 to Registration Statement 2-55252, is incorporated herein by reference.

            (g) Amendment to the Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 1(d) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (h) Selling Agent Agreement dated December 12, 1994, between IDS Financial Services Inc. and Coutts & Co. (USA) International, filed electronically as Exhibit 1(e) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577, is incorporated herein by reference.

            (i)   Consulting  Agreement  dated December 12, 1994,  between IDS
                  Financial Services Inc. and American Express Bank International, filed electronically as Exhibit 16(f) to Post-Effective Amendment No. 13 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (j) Letter amendment dated January 9, 1997 to the Marketing Agreement dated October 10, 1991, between Registrant and American Express Bank Ltd. filed electronically as Exhibit 10(j) to Post-Effective Amendment No. 40 to Registration Statement No. 2-55252, is incorporated herein by reference.

            (k) Letter amendment dated April 7, 1997 to the Selling Agent Agreement dated June 1, 1990 between American Express Financial Advisors Inc. and American Express Bank International, filed electronically as Exhibit 10 (j) to Post-Effective Amendment No. 14 to Registration Statement 33-26844, is incorporated herein by reference.

            (l) Letter Agreement dated July 28, 1999 amending the Selling Agent Agreement dated June 1, 1990, or a schedule thereto, as amended, between American Express Financial Advisors Inc. (formerly IDS Financial Services Inc.) and American Express Bank International, filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (m) Letter Agreement dated July 28, 1999, amending the Marketing Agreement dated October 10, 1991, or a schedule thereto, as amended, between IDS Certificate Company and American Express Bank Ltd., filed electronically to Registrant's June 30, 1999 Quarterly Report on Form 10-Q, is incorporated herein by reference.

            (n) Selling Agent Agreement, dated March 10, 1999 between American Express Financial Advisors Inc. and Securities
                  America, Inc., filed electronically as Exhibit 10 (l) to Post-Effective Amendment No. 18 to Registration Statement 33-26844, is incorporated herein by reference.

            (o) Letter Agreement, dated April 10, 2000, amending the Selling Agent Agreement, dated March 10, 1999, between American Express Financial Advisors Inc. and Securities America, Inc., filed electronically as Exhibit 10(o) to Post-Effective Amendment No. 20 to Registration Statement 33-26844, is incorporated herein by reference.

            (p) Form of Selling Dealer Agreement of American Express Financial Advisors Inc., filed electronically as Exhibit 10(o) to Pre-Effective Amendment No. 2 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(1)  Code of  Ethics  under  rule  17j-1  for  Registrant,  filed electronically as Exhibit 10(p)(1) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

          (q)(2) Code of Ethics under rule 17j-1 for Registrant's investment advisor and principal underwriters, filed electronically as
                  Exhibit 10p(2) to Pre-Effective Amendment No. 1 to Registration Statement No. 333-34982, is incorporated herein by reference.

         (r) Letter of Representations, dated August 22, 2000, between Registrant and The Depository Trust Company, filed electronically as Exhibit 10(r) to Post-Effective Amendment No. 49 to Registration Statement No. 2-55252, is incorporated herein by reference.

11. through 22. -- None.

23. Consent of Independent Auditors' Report is filed electronically herewith.

24.         (a)   Officers'  Power of Attorney  dated March 5, 2003, filed
                  electronically as Exhibit 24(a) to Post-Effective Amendment
                  No. 29 to Registration Statement No. 2-95577 is incorporated herein by reference.

            (b) Directors' Power of Attorney dated December 4, 2002, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 29 to Registration Statement No. 2-95577 is incorporated herein by reference.

25. through 27. -- None.

(b) The financial statement schedules for American Express Certificate Company (formerly IDS Certificate Company), filed electronically as
         Exhibit  16(b) in  Post-Effective  Amendment  No.  29 to  Registration
         Statement  No.   2-95577  for  American   Express   Flexible   Savings
         Certificate, are incorporated by reference.

Item 17. Undertakings.

               Without limiting or restricting any liability on the part of the other, American Express Financial Advisors Inc. (formerly, IDS Financial Services Inc.), as underwriter, and American Express Bank International, as selling agent will assume any actionable civil liability which may arise under the Federal Securities Act of 1933, the Federal Securities Exchange Act of 1934 or the Federal Investment Company Act of 1940, in addition to any such liability arising at law or in equity, out of any untrue statement of a material fact made by their respective agents in the due course of their business in selling or offering for sale, or soliciting applications for, securities issued by the Company or any omission on the part of their respective agents to state a material fact necessary in order to make the statements so made, in the light of the circumstances in which they were made, not misleading (no such untrue statements or omissions, however, being admitted or contemplated), but such liability shall be subject to the conditions and limitations described in said Acts. American Express Financial Advisors Inc. and American Express Bank International will also assume any liability of the Company for any amount or amounts which the Company legally may be compelled to pay to any purchaser under said Acts because of any untrue statements of a material fact, or any omission to state a material fact, on the part of the respective agents of American Express Financial Advisors Inc. and American Express Bank International to the extent of any actual loss to, or expense of, the Company in connection therewith. The By-Laws of the Registrant contain a provision relating to Indemnification of Officers and Directors as permitted by applicable law.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on April 28, 2003.

AMERICAN EXPRESS CERTIFICATE COMPANY



                                              By: /s/ Paula R. Meyer
                                                  -----------------------
                                                      Paula R. Meyer, President


Pursuant to the requirements of the Securities Act of 1933, this amendment has been signed below by the following persons in the capacities indicated on April 28, 2003.


Signature                          Capacity

/s/ Paula R. Meyer                 President and Director
----------------------             (Principal Executive Officer)
    Paula R. Meyer

/s/ John T. Sweeney                Vice President - Finance
----------------------             (Principal Financial Officer)
    John T. Sweeney

/s/ Jeryl A. Millner                Vice President and Controller
----------------------             (Principal Accounting Officer)
    Jeryl A. Millner

/s/ Rodney P. Burwell*             Director
-----------------------
    Rodney P. Burwell

/s/ Jean B. Keffeler*              Director
----------------------
    Jean B. Keffeler

/s/ Thomas R. McBurney*            Director
------------------------
    Thomas R. McBurney

/s/ Kent M. Bergene*               Director
---------------------
    Kent M. Bergene

/s/ Karen M. Bohn*                 Director
------------------
    Karen M. Bohn

/s/ Walter S. Berman*              Director
----------------------
    Walter S. Berman

* Signed pursuant to Directors' Power of Attorney dated December 4, 2002, filed electronically as Exhibit 24(b) to Post-Effective Amendment No. 29 to Registrantion Statement No. 2-95577, by:





/s/ Paula R. Meyer
----------------------
    Paula R. Meyer